UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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ACCESS NATIONAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1800 Robert Fulton Drive, Suite 300

Reston, Virginia 20191

Dear Fellow Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Access National Corporation. The meeting will be held on Thursday, October 26, 2017, at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our annual report to shareholders for the year ended December 31, 2016, which will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the REVOCABLE PROXY in the enclosed postage-paid envelope or follow the instructions on the enclosed proxy card to vote your shares by telephone or internet as soon as possible, regardless of whether or not you plan to attend the Annual Meeting. It is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted at the meeting and request to vote in person if you so desire. If your shares are held in “street name” through a broker or other nominee and you plan to attend the Annual Meeting and wish to vote in person, you must bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares.

This will be our first Annual Meeting since completion of the merger of Middleburg Financial Corporation into Access National Corporation earlier this year. On behalf of the Board of Directors and all of our employees, we welcome those of you who have joined us as Access National Corporation shareholders as a result of that transaction, and we appreciate all of our shareholders’ continuing loyalty and support of Access National Corporation, its subsidiaries and their divisions, including Access National Bank, Middleburg Bank, Access National Mortgage, Access National Leasing Corporation, Middleburg Investment Group and Access Capital Management Holding, LLC.

Sincerely,

Michael W. Clarke
President and Chief Executive Officer

Reston, Virginia

September 7, 2017

1800 Robert Fulton Drive, Suite 300

Reston, Virginia 20191

_________________________________________________________________

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

_________________________________________________________________

TO BE HELD OCTOBER 26, 2017

The 2017 Annual Meeting of Shareholders of Access National Corporation (the “Corporation”) will be held at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia on Thursday, October 26, 2017, at 4:00 p.m. for the following purposes:

1.	To elect to the Board of Directors of the Corporation four (4) Class I directors to serve until the 2018 Annual Meeting of Shareholders, one (1) Class II director to serve until the 2019 Annual Meeting of Shareholders, and four (4) Class III directors to serve until the 2020 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice;

2.	To approve the Access National Corporation 2017 Equity Compensation Plan;

3.	To approve in an advisory vote the compensation of the Corporation’s named executive officers as described in the Proxy Statement;

4.	To ratify the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2017; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on August 31, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sheila M. Linton
Vice President & Corporate Secretary

September 7, 2017

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, Please complete, sign, date and return the REVOCABLE PROXY in the enclosed postage-paid envelope or follow the instructions on the proxy card to vote your shares by telephone or internet as soon as possible. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their PREVIOUSLY SUBMITTED proxies WILL BE revoked. IF YOU HOLD SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES. iF YOU HOLD SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM OR OTHER NOMINEE and YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOU MUST BRING WITH YOU A PROXY OR LETTER FROM YOUR BROKER OR OTHER NOMINEE TO CONFIRM YOUR OWNERSHIP OF SHARES.

ACCESS NATIONAL CORPORATION

1800 Robert Fulton Drive, Suite 300

Reston, Virginia 20191

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 26, 2017

GENERAL

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2017 Annual Meeting of the Shareholders (the “Annual Meeting”) of Access National Corporation to be held on Thursday, October 26, 2017, at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia. The approximate mailing date of this Proxy Statement is September 7, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 26, 2017

The Notice of 2017 Annual Meeting of Shareholders, this Proxy Statement and the 2016 Annual Report to Shareholders are available on the internet at the following website: www.edocumentview.com/ANCX.

Revocation and Voting of Proxies

Shareholders of record should vote their shares by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope or by following the instructions on the proxy card to vote their shares by telephone or Internet. Shareholders may vote their shares by telephone or Internet at any time until 11:59 p.m. on October 25, 2017. Submission of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy (including by telephone or Internet) may revoke it by attending the Annual Meeting and requesting to vote in person. If your shares are held in “street name” through a broker or other nominee and you plan to attend the Annual Meeting and wish to vote in person, you must bring with you a proxy or letter from your broker or nominee to confirm your ownership of shares. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date or by following the instructions on the proxy card to submit a later vote by telephone or Internet. If your shares are held in “street name”, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted or to change your vote. A shareholder who holds shares in “street name” may also be able to vote his shares by telephone or Internet.

Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify how his or her shares should be voted with respect to a proposal, the proxy will be voted FOR the director nominees named in Proposal One, FOR approval of the Access National Corporation 2017 Equity Compensation Plan (the “2017 Plan”) as described in Proposal Two, FOR approval of the compensation of the Corporation’s named executive officers as described in Proposal Three, and FOR ratification of the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2017, as described in Proposal Four, and all other matters will be voted by the named individuals to whom the proxy has been granted in accordance with their best judgment.

If your shares are held in “street name,” as the record holder of your shares, your broker is required to vote your shares according to your instructions. Under current applicable rules, if you do not give voting instructions to your broker, your broker will still be able to vote your shares with respect to "routine" proposals, but will not be permitted to vote your shares with respect to "non-routine" proposals. The ratification of BDO USA, LLP as independent public accountants (Proposal Four) is considered a routine proposal and your broker will be able to vote on that proposal even if your broker does not receive instructions from you. The election of directors (Proposal One), the vote on the 2017 Plan (Proposal Two) and the advisory vote on the compensation of the Corporation's named executive officers (Proposal Three) are "non-routine" proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote your shares with respect to these proposals. "Broker non-votes" are shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers.

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Directions to Annual Meeting

To obtain directions to attend the Annual Meeting and vote in person, please contact the Secretary of the Corporation at (703) 871-2100.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on August 31, 2017, are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. The number of shares of common stock of the Corporation outstanding and entitled to vote at the Annual Meeting is 20,446,738. The Corporation has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of the Corporation’s common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to Proposal One, the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld and broker non-votes will have no effect on the election of directors.

With regard to Proposals Two, Three and Four, votes may be cast in favor or against or a shareholder may abstain. Approval of any such matter requires an affirmative vote of a majority of the votes cast on the matter. Therefore, abstentions and broker non-votes will have no effect on whether such matter is approved.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Corporation. Officers and regular employees of the Corporation and its subsidiaries may make solicitations of proxies by telephone, mail, electronic communications or otherwise, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will reimburse them for their related charges and expenses if so requested. The Corporation has also retained Regan & Associates, Inc. to solicit proxies for an aggregate fee of $15,000, plus customary fees and expenses.

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Security Ownership of Certain Beneficial Owners

The following table shows as of August 15, 2017, the beneficial ownership of the Corporation’s common stock by persons known by the Corporation to own more than 5% of the Corporation’s voting common stock.

Name and Address	Common Stock Beneficially Owned		Number of Shares under Exercisable Options	Percent of Class
David L. Sokol P.O. Box 2080 Wilson, Wyoming 83014	2,689,942	(1)	–	13.19%

All other persons known by the Corporation to be the owners of more than 5% of the Corporation’s common stock are also directors and/or named executive officers of the Corporation and are listed in the table below under “Security Ownership of Management.”

Security Ownership of Management

The following table shows as of August 15, 2017, the beneficial ownership of the Corporation’s common stock of each director, director nominee and named executive officer and of all current directors and executive officers of the Corporation as a group.

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Name	Common Stock Beneficially Owned		Number of Shares under Exercisable Options	Percent of Class

Michael G. Anzilotti Gainesville, Virginia	25,225	(2)	5,417	0.15%

J. Randolph Babbitt Reston, Virginia	139,240	(3)	-0-	0.68%

Childs F. Burden Middleburg, Virginia	34,243	(4)	-0-	0.17%

Michael W. Clarke Vienna, Virginia	811,904	(5)	-0-	3.98%

Jeffrey H. Culver Reston, Virginia	47,941	(6)	-0-	0.24%

John W. Edgemond, IV Reston, Virginia	101,707	(7)	11,500	0.55%

Martin S. Friedman Great Falls, Virginia	56,536	(8)	11,500	0.33%

Dean F. Hackemer Fairfax, Virginia	285,638	(9)	-0-	1.40%

Thomas M. Kody McLean, Virginia	756,277	(10)	-0-	3.71%

Gary D. LeClair Richmond, Virginia	16,569	(11)	-0-	0.08%

John C. Lee, IV Philomont, Virginia	60,420		-0-	0.30%

Mary Leigh McDaniel Marshall, Virginia	6,165		-0-	0.03%

Mark D. Moore Vienna, Virginia	12,414		-0-	0.06%

Janet A. Neuharth Middleburg, Virginia	5,357	(12)	-0-	0.03%

Robert C. Shoemaker Fairfax, Virginia	444,791	(13)	3,750	2.20%

Gary R. Shook Warrenton, Virginia	55,664	(14)	-0-	0.27%

Margaret M. Taylor Aldie, Virginia	5,498	(15)	11,250	0.08%

All Directors & Executive Officers as a group (17 persons)	2,865,589		43,417	14.23%

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__________________

For purposes of these tables above, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days. All shares of common stock indicated in the above tables are subject to the sole investment and voting power of the identified person, except as otherwise set forth in the footnotes below. All data included in the footnotes below is as of August 15, 2017.

(1)	According to Form 4 filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2017 by Mr. David L. Sokol, as of June 7, 2017, Mr. Sokol was the sole beneficial owner of 2,689,942 shares of the Corporation’s common stock.
(2)	Includes 5,000 shares held in trust and with respect to which Mr. Anzilotti shares the power to vote and dispose of the shares.
(3)	Includes 131,900 shares held in trust and with respect to which Mr. Babbitt is a trustee.
(4)	Includes 10,651 shares held in trust and with respect to which Mr. Burden is a trustee.
(5)	Includes 92,224 shares held by Mr. Clarke’s spouse; and 87,502 shares held by Mr. Clarke in margin accounts that may from time to time be pledged as collateral.
(6)	Includes 1,834 shares held jointly with John and Barbara Culver; and 712 shares held by Mr. Culver in margin accounts that may from time to time be pledged as collateral.
(7)	Includes 7,512 shares held by Mr. Edgemond’s spouse; 14,139 shares held by Mr. Edgemond as custodian for minor children; and 68,830 shares held in trust and with respect to which Mr. Edgemond shares the power to vote and dispose of such shares.
(8)	Includes 46,832 shares that Mr. Friedman holds jointly with his spouse, all of which are held in a margin account that may from time to time be pledged as collateral.
(9)	Includes 10,461 shares held by Mr. Hackemer’s spouse and 233,874 shares that Mr. Hackemer holds jointly with his spouse.
(10)	Includes 717,676 shares that Mr. Kody holds jointly with his spouse and 38,601 shares held by Kody Holdings, LLC, of which Mr. Kody has 50% ownership.
(11)	Includes 15,904 shares that Mr. LeClair holds jointly with his spouse.
(12)	Includes 532 shares held in trust and with respect to which Ms. Neuharth is a trustee, and 1,347 shares held in trusts for Ms. Neuharth’s children and with respect to which Ms. Neuharth shares the power to vote and dispose of the shares.
(13)	Includes 36,930 shares held by Mr. Shoemaker’s spouse; 293,961 shares that Mr. Shoemaker holds jointly with his spouse, 104,497 of which are pledged as collateral for a loan.
(14)	Includes 399 shares held in trust and with respect to which Mr. Shook is a trustee; and 22,155 shares held by Mr. Shook in margin accounts that may from time to time be pledged as collateral.
(15)	All shares are held jointly with Ms. Taylor’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners of companies whose securities are registered under Section 12 of the Exchange Act to file reports with the SEC concerning their ownership of the companies’ securities. Based solely upon the Corporation’s review of such reports, or written representations that no other reports were required, the Corporation believes that all executive officers, directors and greater than 10% beneficial owners of the Corporation filed these required reports on a timely basis with respect to 2016.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is divided into three classes (I, II, and III) of directors. Pursuant to the Agreement and Plan of Reorganization, dated as of October 21, 2016, between the Corporation and Middleburg Financial Corporation (“Middleburg”), the Corporation appointed the following six directors of Middleburg to serve on the Corporation’s Board beginning on the acquisition date, April 1, 2017: Childs F. Burden, Gary D. LeClair, John C. Lee, IV, Mary Leigh McDaniel, Janet A. Neuharth and Gary R. Shook. The term of office for these new directors as well as for all Class III directors will expire at the Annual Meeting. In connection with the appointment of the new directors from Middleburg and to ensure that the Board consists of three classes divided as evenly as possible, Mr. Anzilotti, who currently serves as a Class III director, is being nominated as a Class I director. Mr. Anzilotti, Mr. LeClair, Ms. Neuharth and Mr. Shook, each of whom currently serves as a director of the Corporation, are nominated to serve as Class I directors. Mr. Burden, who currently serves as a Class II director of the Corporation, is nominated to serve as a Class II director. John W. Edgemond, IV, Martin S. Friedman, Mr. Lee and Ms. McDaniel, each of whom currently serves as a Class III director of the Corporation, are nominated to serve as Class III directors.

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The nominees for each Class of directors and the year of the shareholder meeting when each term will expire follows, as well as for the current directors, who will continue in office until the stated Annual Meeting.

Class I Nominees - 2018	Class II Nominees – 2019	Class III Nominees – 2020
Michael G. Anzilotti	Childs F. Burden	John W. Edgemond, IV
Gary D. LeClair		Martin S. Friedman
Janet A. Neuharth		John C. Lee, IV
Gary R. Shook		Mary Leigh McDaniel

Class I Directors – 2018	Class II Directors – 2019
Michael W. Clarke	J. Randolph Babbitt
Thomas M. Kody
Robert C. Shoemaker

The persons named in the proxy will vote for the election of the nominees named unless authority is withheld. The Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Board.

The specific experience, qualifications, attributes and skills supporting the Board’s recommendation concerning the nominees for election at the Annual Meeting is set forth below, as well as similar information about the Class I and II directors, who will continue in office until the 2018 and 2019 Annual Meetings of Shareholders, respectively. The Board believes that the experience, qualifications, attributes and skills set forth below make each nominee and director a good fit for service on the Board of Directors.

There are no family relationships among any of our current directors and executive officers.

Class I Nominees (To Serve Until the 2018 Annual Meeting)

Michael G. Anzilotti, 68, has served as a director since 2014.

Mr. Anzilotti has served as a director of the Corporation and of Access National Bank (the “Bank”) since February 2014. He was elected Chairman of both Boards in June 2015 and served in that role through March 2017. In connection with the acquisition of Middleburg, he was appointed Vice Chairman of the Corporation’s Board and Chairman of the Bank Board, both effective April 1, 2017. He previously served as President of Virginia Commerce Bancorp, Inc. and as a member of Virginia Commerce Bank's Executive Management team from 2004 until his retirement from Virginia Commerce Bank in 2010. He remained a director of Virginia Commerce Bancorp, Inc. and Virginia Commerce Bank until the company was acquired by United Bankshares, Inc. in January 2014. Prior to joining Virginia Commerce Bank, Mr. Anzilotti spent virtually his entire banking career with First Virginia Bank. He began his career there in 1971 as a management trainee in the accounting department. In 1975, Mr. Anzilotti left First Virginia Bank and became Assistant Comptroller at The National Bank of Washington before returning to First Virginia in 1978. He went on to serve as Senior Vice President and Chief Financial Officer, President of the Northern Virginia Operations Center, and Executive Vice President and Chief Administrative Officer before his ultimate role as President and Chief Executive Officer of First Virginia Bank in Northern Virginia. Mr. Anzilotti graduated from Virginia Polytechnic Institute and State University (“Virginia Tech”) with a B.S. degree in marketing before earning an M.B.A. at George Mason University. He also graduated from the Stonier School of Banking and holds an Honorary Doctorate degree from George Mason University as well as an Honorary Associates degree from the Northern Virginia Community College. Mr. Anzilotti brings to the Board over 46 years of experience in banking including accounting, corporate finance, capital management and management of banking operations at all levels.

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Gary D. LeClair, 62, has served as a director since 2017.

Mr. LeClair was appointed to the Board of Directors of the Bank and Corporation effective April 1, 2017. He was appointed to the Nominating and Governance Committee effective on the same date. Mr. LeClair formerly served as a director of Middleburg from 2001 to 2006 and from 2008 until it was acquired by the Corporation on April 1, 2017   Mr. LeClair also serves as a director of Middleburg Investment Group and its subsidiary, Middleburg Trust Company.  Mr. LeClair is the founder of the law firm of LeClairRyan, a Professional Corporation, resident in its Richmond, Virginia, office.  Mr. LeClair holds a Bachelor of Business Administration degree in accounting from the College of William & Mary and a J.D. degree from Georgetown University School of Law.  Mr. LeClair’s extensive experience in the various aspects of the law, including dispute resolution, employee relations and contract negotiations, combined with his focus on the capital needs of a growing company and his extensive skills at managing risk and directing corporate strategy, provide the Board with an invaluable resource as it manages the current environment and looks to its future.

Janet A. Neuharth, 62, has served as a director since 2017.

Ms. Neuharth was appointed to the Board of Directors of the Bank and Corporation effective April 1, 2017. She was appointed to the Nominating and Governance Committee effective on the same date. Ms. Neuharth formerly served as a director of Middleburg from 2006 until it was acquired by the Corporation on April 1, 2017. Ms. Neuharth is the Founder and President of Paper Chase Farms, Inc., an equestrian company based in Middleburg, Virginia. She is an active participant in Paper Chase Farms’ subsidiaries, serving as Director of Marketing for the retail area and Editorial Director of the publishing division. Ms. Neuharth is also the Chair and Chief Executive Officer of The Freedom Forum, a nonpartisan foundation based in Washington, D.C. that champions the First Amendment as a cornerstone of democracy. Ms. Neuharth is the former Chair of the National Council at Vanderbilt University School of Law and currently serves on the boards of Guest Services, the Middleburg Forum, the Newseum, and the Newseum Institute. Ms. Neuharth holds a Bachelor of Arts degree in political science and english from the University of Florida and a J.D. degree from Vanderbilt University School of Law.  Ms. Neuharth’s leadership skills in consensus-building, risk management and executive management and her legal acumen add an important dimension and provide a valuable resource for the Board.

Gary R. Shook, 57, has served as a director since 2017.

Mr. Shook has served as Chairman and Chief Executive Officer of Middleburg Investment Group, Chairman of Middleburg Trust Company and President of Middleburg Bank division of the Bank since April 1, 2017, in connection with the acquisition of Middleburg. Mr. Shook was also appointed to the Board of Directors of the Bank and Corporation effective April 1, 2017. He formerly served as a director of Middleburg from 2006 until it was acquired by the Corporation on April 1, 2017. Mr. Shook formerly served as Chief Executive Officer and President of Middleburg from 2010 to 2017, and as President and Chief Executive Officer of Middleburg Bank from 2008 to 2017. From 2007 to 2008, he served as President of Middleburg and Middleburg Bank. From 2005 to 2007, Mr. Shook served as Executive Vice President, Investment Services and Fauquier Community Executive for Middleburg. Mr. Shook has served as Chairman of the Board of Middleburg Investment Group since 2010 and as a director of Middleburg Investment Group and Middleburg Trust Company since 2005. From 1995 to 2005, he was Senior Vice President of Fauquier Bankshares, Inc. Mr. Shook has served as a director of the Loudoun County Chamber of Commerce, Vice Chairman of the Fauquier Chamber of Commerce, Chairman of the Bluemont Concert Series, President of the Rotary Club of Warrenton, and Senior Warden and Vestryman of St. James’ Episcopal Church. He serves as a director of the Virginia Bankers Association and is a member of the Government Relations Administrative Committee and Vice Chairman of the Fund for Economic Growth of the American Bankers Association. He is a Trustee and member of the Executive Committee of the Virginia Foundation for Independent Colleges (the “VFIC”) and a director of Shrine Mont, The Cathedral Shrine of the Transfiguration and Conference Center. He is also a member of the CEO Cabinet of Loudoun County and a member of the Loudoun Laurels Committee. Mr. Shook holds a Bachelor of Arts degree from the University of Virginia. Mr. Shook’s experience with Middleburg and Middleburg Bank provide the Board with an invaluable resource for assessing and managing risks and planning for corporate strategy.

Class II Nominee (To Serve Until the 2019 Annual Meeting)

Childs F. Burden, 66, has served as a director since 2017.

Mr. Burden was appointed to the Board of Directors of the Bank and Corporation effective April 1, 2017. He was appointed to the Nominating and Governance Committee and Audit and Loan Review Committee effective on the same date. Mr. Burden formerly served as a director of Middleburg from 1997 until it was acquired by the Corporation on April 1, 2017. Since 1978, Mr. Burden has been a partner with a Washington, D.C. investment firm.  In addition, he is committed to volunteer service for historic preservation and serves on many preservation associated boards. Mr. Burden holds a Bachelor of Arts degree from the University of Virginia and is a Chartered Financial Analyst.  He brings to the Board extensive knowledge of investments and financial services.

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Class III Nominees (To Serve Until the 2020 Annual Meeting)

John W. Edgemond, IV, 55, has served as a director since 1999.1

Mr. Edgemond has served as a director of the Corporation since it was formed in 2002 and has served as a director of the Bank since it was organized in 1999. Mr. Edgemond is the Owner and President of Greenworks Landscaping, a contract landscape and retail nursery in Chantilly, Virginia, which he founded in 1987. Prior to that time, Mr. Edgemond operated as a sole proprietor in the landscape business in Northern Virginia. Mr. Edgemond graduated from the University of California at Davis with a B.S. degree in plant science. Having started his business as a sole proprietor more than 32 years ago, Mr. Edgemond brings to the Board his hands-on business experience in sales, marketing, financial and human resource management, bank investment, and as a small business borrower and depositor throughout the business life cycle, which experience has been critical to his success.

Martin S. Friedman, 48, has served as a director since 2009.

Mr. Friedman has served as a director of the Bank and of the Corporation since 2009. Mr. Friedman is co-founder and serves as Chief Executive Officer of FJ Capital Management, an investment fund firm based in McLean, Virginia, since 2008. He was previously Director of Research for Friedman, Billings, Ramsey Group, a research and securities trading firm, from 1998 to 2007. Prior to that, he was a securities analyst with the same firm from 1992 to 1998. Mr. Friedman formerly served on the Board of Directors and Compensation Committee of Anchor Bancorp Wisconsin, Inc., the holding company for AnchorBank FSB, a $2.1 billion federal savings bank located in Madison, Wisconsin, from 2013 until it was sold in 2016. He also served on the Board of Directors for Guaranty Savings Bank in Metairie, Louisiana from 2008 to 2009. Mr. Friedman graduated from the University of Maryland with a B.S. degree in finance. He brings to the Board over 26 years of experience in and around the commercial and investment banking industries, in which he applied and developed skills in financial analysis with an expertise in financial institutions, corporate finance, SEC and banking compliance and management.

John C. Lee, IV, 60, has served as a director since 2017.

Mr. Lee was appointed to the Board of Directors of the Bank and to Chairman of the Corporation effective April 1, 2017. He was appointed Chairman of the Board and appointed to the Nominating and Governance Committee, Compensation Committee, Audit Committee and Executive Committee effective on the same date. Mr. Lee formerly served as a director of Middleburg from 2006 and Chairman from 2016 until it was acquired by the Corporation on April 1, 2017. Mr. Lee founded Lee Technologies in 1983.  Schneider Electric, a global specialist in energy management acquired Lee Technologies, a leading service provider for the data centers of the North American market, in 2011.  Mr. Lee maintained a senior leadership position with Schneider Electric until his departure in December 2014.   Mr. Lee serves on various corporate Boards including Canara (Columbia Capital), Primary Integration (Rotunda Capital), RedPeg Marketing and Aegis Mobile.  Mr. Lee also serves on various non-profit Boards including the Wolf Trap Foundation for the Performing Arts, Cal Ripken Sr. Foundation, Loyola University Maryland Board of Trustees, Northern Virginia Technology Council and The Economic Club of Washington, D.C.  Previous Boards on which he has served include Virginia Tech Board of Visitors, Randolph-Macon College and VFIC.  Mr. Lee holds a B.A. degree in economics and business administration from Randolph-Macon College.  Mr. Lee’s entrepreneurial and professional experience, together with his dedicated and wide-ranging philanthropic involvement as a business leader, provides the Board with valuable insight in matters of corporate strategy and planning.

Mary Leigh McDaniel, 64, has served as a director since 2017.

Ms. McDaniel was appointed to the Board of Directors of the Bank and Corporation effective April 1, 2017. She was appointed to the Compensation Committee and Audit Committee effective on the same date. Ms. McDaniel formerly served as a director of Middleburg from 2014 until it was acquired by the Corporation on April 1, 2017. Ms. McDaniel is a partner in the public accounting firm of Updegrove, Combs & McDaniel, PLC, a full service accounting firm that has been providing tax, accounting and financial consulting services throughout the Northern Virginia area for over 40 years. Ms. McDaniel was appointed by Governor Timothy M. Kaine to serve on the Vint Hill Economic Development Authority, serves on the PATH Foundation Board, and serves on the JV Board with LifePoint Hospitals. She has served on the Land Trust of Virginia, Chair of the Fauquier County Chamber of Commerce and was the recipient of their Business Person of the Year Award. Additionally, she is a member of the Warrenton Garden Club. She was elected to the Fauquier County Board of Supervisors effective January 1, 2016. Ms. McDaniel graduated Magna Cum Laude from James Madison University with a Bachelor of Business Administration degree in accounting and finance, is designated a Certified Public Accountant by the Virginia State Board of Accountancy, and holds the specialty designation of Personal Financial Specialist from the American Institute of CPAs.  She has been designated as a “Super CPA” by Virginia Business Magazine for several years.  Ms. McDaniel, as a highly successful executive with accounting experience is a valuable addition to the Board.

1 If a date prior to 2002, includes term as a director of the Bank prior to the reorganization in which the Corporation became the holding company for the Bank.

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Class I Director (Serving Until the 2018 Annual Meeting)

Michael W. Clarke, 56, has served as a director since 1999.1

Mr. Clarke has served as President, Chief Executive Officer and a director of the Corporation since it was formed in 2002 and has served as Chief Executive Officer and a director of the Bank since it was organized in 1999. He also served as President of the Bank from its organization in 1999 until June 2016. Prior to joining the Bank, Mr. Clarke served as Chief Credit Officer of Patriot National Bank from its inception in 1990 until the company was sold in 1997 and remained with United Bank in the same capacity through 1998. Prior to joining Patriot, Mr. Clarke was Vice President of commercial lending at Crestar Bank in Alexandria, Virginia, from 1985 to 1989. Mr. Clarke graduated from Virginia Tech with a B.S. degree in finance and actively serves as a volunteer Board member on numerous related organizations. Mr. Clarke served as a director of the Virginia Tech Foundation from 2009 to 2015 and as Chair of its Audit Committee. Mr. Clarke brings to the Board over 32 years of experience in the skilled front line delivery of banking products, credit risk management, corporate finance, capital management and management of banking operations at all levels.

Class II Directors (Serving Until the 2019 Annual Meeting)

J. Randolph Babbitt, 71, has served as a director since 2012.

Mr. Babbitt has served as a director of the Corporation and the Bank since 2012. He also previously served as a director of the Corporation from 2002 to 2009, and as a director of the Bank from 1999 to 2009. Mr. Babbitt is currently Managing Principal of Babbitt & Associates, LLC, an aviation consulting firm, which he formed in 2012. He was formerly Senior Vice President of Labor Relations for Southwest Airlines Co. from 2011 to 2016. He also served as Administrator of the Federal Aviation Administration from 2009 to 2011. Prior to that time, he was President and Chief Executive Officer of ECLAT Consulting, Inc., an aviation consulting practice, from its organization in 2001 until its merger into Oliver Wyman in 2007, where Mr. Babbitt served as a Partner. He also formerly served as President of the Air Line Pilots Association, International and has more than 44 years of experience in the aviation field, including almost 25 years as a pilot for Eastern Air Lines. Mr. Babbitt attended the University of Georgia and University of Miami. His extensive experience in a highly regulated industry, as well as his skills in consulting, management and finance, are valuable contributions to the Board.

Thomas M. Kody, 55, has served as a director since 1999.1

Mr. Kody has served as a director of the Corporation since it was formed in 2002 and has served as a director of the Bank since it was organized in 1999. Since 1994, Mr. Kody has owned and operated a network of automobile dealerships and related businesses in Maryland and Virginia. Mr. Kody graduated from the University of Virginia with a B.A. degree in economics and government. Mr. Kody’s experience has enabled him to successfully start, purchase and manage business enterprises of a variety of sizes. His particular skills in management, finance, negotiations and investments have been critical to his success and are invaluable attributes with respect to his service on the Board.

Robert C. Shoemaker, 56, has served as a director since 1999.1

Mr. Shoemaker has served as Executive Vice President and a director of the Corporation since it was formed in 2002 and has served as a director of the Bank since it was organized in 1999 and as Chief Banking Officer since 2016. He formerly served as Chief Lending Officer of the Bank from 2013 to 2016 and Chief Credit Officer of the Bank from 1999 to 2010 and from 2012 to 2013. From 1990 to 1999, Mr. Shoemaker served as Senior Vice President of construction and real estate lending for Patriot National Bank in Vienna, Virginia and its successor, United Bank. Mr. Shoemaker graduated from the Hankamer School of Business at Baylor University with a B.A. degree in business administration. Mr. Shoemaker has over 32 years of experience in the skilled front line delivery of banking products, credit risk management, corporate finance and management of banking operations at all levels, which allows him to provide valuable contributions to the Board.

Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees recommended by the Board of Directors.

1 If a date prior to 2002, includes term as a director of the Bank prior to the reorganization in which the Corporation became the holding company for the Bank.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED TO SERVE AS CLASS I, II AND III DIRECTORS.

PROPOSAL TWO
APPROVAL OF THE ACCESS NATIONAL CORPORATION
2017 EQUITY COMPENSATION PLAN

EXECUTIVE SUMMARY OF 2017 EQUITY COMPENSATION PLAN & PRACTICES
Summary:

We are asking shareholders to approve the Access National Corporation 2017 Equity Compensation Plan (the “2017 Plan”) that will replace the existing 2009 Stock Option Plan (the “2009 Plan”) and refresh the number of shares available for issuance.

Number of Shares Requested under the 2017 Plan:	1,500,000.

Number of Shares Subject to Outstanding Stock Options under the 2009 Plan:	528,343 as of August 15, 2017, representing 465,896 stock options outstanding and 62,447 shares available to be issued in connection with stock option awards prior to plan termination.

Total Shares of Common Stock Issued and Outstanding:	20,392,187 as of August 15, 2017.

Gross Overhang:

9.95% as of August 15, 2017, representing the total of 1,500,000 shares requested under the 2017 Plan, plus 528,343 shares associated with outstanding stock options or available for future awards under the 2009 Plan, divided by20,392,187 shares issued and outstanding.

Actual Overhang:

2.28% as of August 15, 2017, representing 465,896 shares associated with outstanding stock options under the 2009 Plan divided by 20,392,187 shares issued and outstanding.

The Corporation believes actual overhang provides a more effective administrative tool than gross overhang in balancing the short term EPS dilutive effects of the equity program while aligning participants towards long term shareholder value. The Corporation’s historical “Actual Overhang Rate” at year end over the preceding 5 years is illustrated in the discussion overview section below and peaked at 4.53%. If the 2017 Plan is approved by shareholders, the Corporation intends to maintain an actual overhang rate in the 5 - 7.5% target range.

Burn Rate:

The Corporation’s historical burn rate over the preceding 3 years is illustrated in the discussion overview section below and reflects a peak burn rate of 1.22%. The Corporation intends to limit the burn rate to 2.0% per year and to make the burn rate information available to shareholders.

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Purpose of the 2017 Plan:

Promote the success of the Corporation and subsidiaries by providing equity incentives to key employees and non-employee directors that will align the participants’ interests with the long term financial success of the Corporation and growth in shareholder value, consistent with the Corporation’s risk management practices.

Expiration of the 2017 Plan:

The 2017 Plan has a 10 year term. No award may be granted after October 25, 2027. The Corporation intends to continue granting stock option awards that expire 5 years from the date of grant and may also grant other types of awards if it determines that is appropriate.

Permitted Grants under the 2017 Plan:	Incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance cash awards.

2017 Plan Highlights:

•    Double-Trigger Acceleration for Time-Based Awards in Certain Change of Control Situations

•    No Accelerated Vesting for Performance-Based Awards in Change of Control Situations

•    No Discounted Stock Options or SARs

•    No Repricing of Stock Options or SARs

•    No Liberal Share Recycling

•    Annual Limits on Awards

•    Minimum Periods for Time-Based and/or Performance-Based Vesting of Awards

•    No Dividend or Dividend-Equivalent Payments on Unearned Awards

•    Holding Period

•    Clawback Provisions

•    Independent Committee Administration

•    Ten-Year Term of the 2017 Plan

•    Flexibility to Qualify for Section 162(m) Performance-Based Compensation Tax Treatment

Time-Based Vesting vs. Performance-Based Vesting:	The 2017 Plan allows for awards subject to either or both time-based vesting and performance-based vesting. Awards subject to time-based vesting will have a minimum vesting period of one year and awards subject to performance-based vesting will have a minimum performance period of one year, subject in all cases to applicable provisions regarding accelerated vesting events. The Corporation’s historical practice has been limited to time-based vesting with grants predicated on performance in a prior period. The Corporation’s practice over the last 5 years has provided for vesting in 4 equal annual installments on the anniversary of the option grant. The Corporation intends to follow this practice in the future for option grants. The 2017 Plan allows for performance-based vesting and the Corporation may grant awards subject to performance-based vesting if it determines that is appropriate, based on employment market conditions and other relevant factors.

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Overview

The Corporation is asking shareholders to approve the Access National Corporation 2017 Equity Compensation Plan, which was adopted by the Board on August 24, 2017, subject to shareholder approval, based on the recommendation of the Compensation Committee (for purposes of this discussion, the “Committee”). Approval of the 2017 Plan by shareholders will constitute approval of the material terms of the performance goals for performance-based compensation under the 2017 Plan for purposes of Section 162(m) of the Code (“Section 162(m)”).

As of August 15, 2017, the Corporation had 20,392,187 shares of common stock issued and outstanding, and 62,447 shares of common stock remained available for grants under the 2009 Plan, which was approved by shareholders on May 19, 2009 and expires May 18, 2019. If approved by shareholders, the 2017 Plan will become effective as of October 26, 2017 and will replace the 2009 Plan. Awards made on or after October 26, 2017 will be granted in accordance with the terms of the 2017 Plan, and no new awards will be granted under the 2009 Plan after the Annual Meeting. As of August 15, 2017, there were 465,896 shares underlying outstanding stock options granted under the 2009 Plan, with a weighted average exercise price of $20.27 and a weighted average remaining term of 2.91 years. There are no other awards outstanding under the 2009 Plan.

Awards previously granted under the 2009 Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock, if any, authorized under the 2009 Plan will be transferred to or used under the 2017 Plan. Awards under the 2009 Plan that are forfeited or expire without being exercised will not be available for awards under the 2017 Plan.

If shareholders do not approve the 2017 Plan at the Annual Meeting, any future equity awards would be granted under the 2009 Plan until its expiration date. The 2009 Plan is the only equity incentive compensation plan under which the Corporation currently grants equity incentive awards to employees and non-employee directors.

The more significant features of the 2017 Plan are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2017 Plan. To aid your understanding, the full text of the 2017 Plan, as proposed for approval by shareholders, is provided in Appendix A to this Proxy Statement.

Purpose of the 2017 Plan

The Board believes that the 2017 Plan is important to the long-term success of the Corporation. The purpose of the 2017 Plan is to promote the success of the Corporation by providing greater incentive to key employees, non-employee directors, consultants and advisors to associate their personal interests with the long-term financial success of the Corporation, including its subsidiaries, and with growth in shareholder value, consistent with the Corporation’s risk management practices. The 2017 Plan is designed to provide flexibility to the Corporation in its ability to attract, retain the services of and motivate key employees, non-employee directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Corporation’s operations largely depends. Equity awards are a fundamental component of the Corporation’s executive compensation program, as discussed further in the Compensation Discussion and Analysis found on pages 31 of this Proxy Statement. The Corporation intends that future equity awards to our executive officers will be based on prior performance and will vest over a minimum four-year period.

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The Committee anticipates that the shares of common stock that will be available for new awards under the 2017 Plan if shareholders approve this proposal will provide the Corporation with flexibility to grant equity awards under the 2017 Plan for approximately five to seven years following the Annual Meeting. This is only an estimate, however, based on current circumstances and modeling input from our independent compensation consultant. The total number of shares awarded in any one year or from year to year may change based on any number of variables, such as the value of the Corporation’s common stock (since higher stock prices generally require fewer shares to be issued to produce awards of the same grant date fair value), changes in the Corporation’s equity grant practices, changes in the number of employees, whether and to what extent vesting conditions applicable to equity-based awards are satisfied, the number of shares that become available for new awards pursuant to the terms of the plan (for example, as a result of forfeitures), and changes in how the Corporation chooses to balance the elements of our compensation program.

If shareholders approve the 2017 Plan, the Corporation may grant awards under the 2017 Plan until October 25, 2027. If shareholders do not approve the 2017 Plan, the Corporation may continue to grant awards under the 2009 Plan until May 18, 2019, although the shares remaining available under the 2009 Plan will not be sufficient for the Corporation’s anticipated future needs and the Corporation will not be able to use certain tax-effective incentives under Section 162(m).

Section 162(m) prohibits publicly held companies from deducting certain compensation to any person who serves as the chief executive officer or who is one of the three other most highly compensated executive officers (other than the chief financial officer) in excess of $1.0 million during the tax year. However, Section 162(m) provides that, if certain requirements are met, compensation that is based on the attainment of performance goals set by the Committee pursuant to plans approved by our shareholders is exempt from the deductibility limitations.

Historically, Section 162(m) has not limited the Corporation’s ability to deduct executive compensation. For flexibility in the future, however, the 2017 Plan is designed to provide the Corporation with the authority to grant awards that qualify as performance-based compensation that meets the requirements of Section 162(m), as well as awards that do not so qualify. If shareholders approve the 2017 Plan, the Committee is not required to grant awards that are intended to constitute performance-based compensation under Section 162(m). Further, there is no guarantee that compensation that is intended to qualify for deductibility under Section 162(m) will be fully deductible.

For the Corporation to have the flexibility to pay performance-based compensation that meets the requirements of the performance-based exception under Section 162(m), the Corporation is also seeking approval of the material terms of the performance goals under which performance-based compensation is to be paid under the 2017 Plan.

2017 Plan Highlights

The 2017 Plan provides for the grant to key employees, non-employee directors, consultants and advisors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance cash awards (collectively, the “awards”).

The Board believes a competitive equity incentive program is essential to offer long-term compensation that aligns participants’ interests with those of our shareholders in building share value, with an emphasis on prudent risk management. As a replacement for the 2009 Plan, the Board believes the 2017 Plan will be an important factor in continuing to align the interests of our executives with the interests of our shareholders, to tie compensation to the Corporation’s performance, and to attract and retain high caliber professionals.

The Corporation believes the design of the 2017 Plan illustrates the Corporation’s commitment to best practices in equity compensation, prudent use of these limited resources and the promotion of a strong alignment with shareholder interests. Some of the key features of the 2017 Plan that enable the Corporation to maintain sound governance practices in granting awards include:

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•	Double-Trigger Acceleration for Time-Based Awards in Certain Change of Control Situations: The 2017 Plan provides for “double-trigger” change of control acceleration for awards subject only to time-based vesting. This means that in the event of a change of control of the Corporation, vesting for time-based awards will only accelerate if either (i) the successor company does not assume, convert, continue, or otherwise replace the outstanding award on proportionate and equitable terms, or (ii) the participant is terminated without cause within 24 months following the change of control.

•	No Accelerated Vesting for Performance-Based Awards in Change of Control Situations: The 2017 Plan provides that awards subject to performance-based vesting will be forfeited if a change of control occurs before the performance period for the awards ends.

•	No Discounted Stock Options or SARs: The 2017 Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of the Corporation’s common stock on the grant date.

•	No Repricing of Stock Options or SARs: The 2017 Plan prohibits the repricing of stock options or SARs without shareholder approval, including canceling a stock option or SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for another award or for cash.

•	No Liberal Share Recycling: Under the 2017 Plan, shares of the Corporation’s common stock used to pay the exercise price of a stock option or SAR or to satisfy applicable tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option or SAR exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit.

•	Annual Limits on Awards: Under the 2017 Plan, participants, including non-employee directors, are subject to annual per-participant limits on cash and equity compensation.

•	Minimum Periods for Time-Based and/or Performance-Based Vesting of Awards: Subject to accelerated vesting under certain circumstances, the 2017 Plan requires a minimum vesting period of one year for awards subject to time-based vesting and a minimum performance period of one year for awards subject to performance-based vesting. The Corporation intends that future equity awards to our named executive officers will vest over a minimum four-year period.

•	No Dividend or Dividend-Equivalent Payments on Unearned Awards: The 2017 Plan provides that dividends on restricted stock awards may be accumulated but not paid until the underlying shares of restricted stock vest. In addition, the 2017 Plan provides that holders of restricted stock units or performance units have no right to dividend-equivalent payments unless the Committee provides otherwise and, even if the Committee provides for dividend-equivalent payments on such awards, any dividend-equivalent payments may be accumulated but not paid until the underlying units vest.

•	Holding Period: The 2017 Plan requires that shares acquired by an executive officer in connection with an award under the plan are subject to a holding period as set forth in the Corporation’s stock ownership policy (typically 36 months; see the summary of the “Stock Ownership and Patronage Policy” contained in this Proxy Statement).

•	Clawback Provisions: The 2017 Plan provides for the forfeiture of outstanding awards upon a participant’s termination for cause and subjects all awards under the 2017 Plan to the terms of any clawback policy required by law or applicable stock exchange requirement or further required by any policy in effect at the Corporation from time to time. In addition, in certain situations, the 2017 Plan permits the Corporation to require a participant to repay the cash value of any shares acquired in connection with the payment, vesting or exercise of an award under the 2017 Plan, if such payment, vesting or exercise occurred within six months prior to the participant’s termination of employment.

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•	Independent Committee Administration: Awards to named executive officers under the 2017 Plan are granted by the Committee, which is composed entirely of independent directors.

•	Ten-Year Term of the 2017 Plan: No awards may be granted under the 2017 Plan more than ten years from the date of shareholder approval.

•	Flexibility to Qualify for Section 162(m) Performance-Based Compensation Tax Treatment: The 2017 Plan includes provisions necessary for the Corporation to grant awards intended to qualify for the performance-based compensation exemption from the limitation on corporate tax deductions in Section 162(m), if the Corporation determines this is appropriate.

Key Data

Overhang

Overhang is a measure used to assess the aggregate dilutive impact of equity programs such as the 2017 Plan. The following table provides overhang information under the 2009 Plan as of December 31, 2012 - 2016 and August 15, 2017.

	12/31/2012	12/31/2013	12/31/2014	12/31/2015	12/31/2016	08/15/2017
Gross Overhang Rate (1)	9.03%	7.89%	7.09%	6.75%	6.28%	2.59%
Actual Overhang Rate (2)	2.66%	2.71%	3.02%	3.87%	4.53%	2.28%

(1)	Gross Overhang Rate for each date represents the total shares associated with outstanding stock options or available for future awards under the 2009 Plan, divided by the number of shares issued and outstanding.
(2)	Actual Overhang Rate for each date represents the shares associated with outstanding stock options under the 2009 Plan, divided by the number of shares issued and outstanding.

The following table provides certain additional information regarding total awards outstanding under the 2009 Plan as of December 31, 2016 and August 15, 2017.

	As of December 31, 2016	As of August 15, 2017
Number of outstanding options	481,381	465,896
Weighted average exercise price of outstanding options	$16.52	$20.27
Weighted average remaining term of outstanding options	2.50	2.91
Shares available for grant under 2009 Plan	187,054	62,447

As of August 15, 2017, there were 20,392,187 total shares of common stock issued and outstanding, and the per-share closing price of our common stock as reported on the Nasdaq Stock Market, Inc. (“Nasdaq”) was $25.50. If approved by shareholders, the 2017 Plan will become effective as of October 26, 2017 and will replace the 2009 Plan. Awards made on or after October 26, 2017 will be granted in accordance with the terms of the 2017 Plan, and no new awards will be granted under the 2009 Plan after the Annual Meeting.

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Burn Rate

The Corporation has granted only time-based options under the 2009 Plan. The following table sets forth information to calculate the Corporation’s burn rate under the 2009 Plan for the last three fiscal years:

	2016	2015	2014
Number of options granted	129,550	125,434	123,000
Weighted-average common shares outstanding	10,586,394	10,513,008	10,424,067
Burn rate	1.22%	1.19%	1.17%

Awards granted to the CEO under the 2009 Plan for the last three fiscal years provided for vesting in four equal annual installments, beginning on the first anniversary of the grant date. Below is a summary of the awards granted to the CEO in each of the last three fiscal years along with the Corporation’s Returns on Average Assets and Equity:

	2014	2015	2016
Options Granted to CEO (1)	10,000	10,000	10,000
Grant Date Fair Value of Options (2)	$24,966	$28,202	$35,254
Return on Average Assets	1.45%	1.39%	1.27%
Return on Average Equity	14.47%	14.83%	14.11%

(1)	Subject to 4 year vesting period.
(2)	The amounts in this row reflect the grant date fair value of options awarded to the CEO during each of 2016, 2015 and 2014 under the 2009 Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2016 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 16, 2017.

Administration

The 2017 Plan will be administered by the Committee, which will be the Compensation Committee (or an appropriate sub-committee thereof) unless the Board determines otherwise. The Committee has the power to select plan participants and to grant awards on terms the Committee considers appropriate. In addition, subject to the terms of the 2017 Plan, the Committee has the authority, among other things, to construe and interpret the plan, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award or the termination of any restrictions applicable to any award (in limited circumstances, generally involving death, disability, termination of employment (including retirement) or a change of control), and to make all other determinations for administration of the 2017 Plan.

The Committee may delegate authority under the 2017 Plan to the CEO or joint authority to the CFO and CBO (Chief Banking Officer) to grant awards under the plan, except in the case of awards to the Corporation’s executive officers or any individual who is subject to Section 16 of the Exchange Act.

Eligibility

The 2017 Plan provides that awards may be granted to key employees, non-employee directors, and consultants and advisors of the Corporation and certain of its subsidiaries. Key employees include officers or other employees of the Corporation and certain of its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its subsidiaries. Consultants and advisors include certain individuals providing bona fide consulting or advisory services to the Corporation or its subsidiaries. If shareholders approve this proposal, approximately 125 employees and 10 non-employee directors would be eligible to receive awards under the 2017 Plan, as of August 15, 2017 based on its historic compensation practices. The Committee would consider, on a case-by-case basis, whether individual consultants or advisors engaged in the future would be eligible for awards under the 2017 Plan. The Corporation has not issued any equity awards to consultants or advisors in the past.

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Holding Period

The 2017 Plan requires that shares acquired by an executive officer in connection with an award under the plan are subject to a holding period following the applicable payment, vesting or exercise date, as set forth in the Corporation’s stock ownership policy (typically 36 months; see the summary of the “Stock Ownership and Patronage Policy” contained in this Proxy Statement).

No Repricing

The 2017 Plan prohibits stock option and SAR repricing, including by way of exchange for another award (except in connection with a corporate transaction such as a change of control or an event referred to in the “Changes in Capitalization and Similar Changes” section below) unless the repricing is submitted to and approved by shareholders.

Shares Subject to the 2017 Plan

Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2017 Plan is 1,500,000. If shareholders do not approve the 2017 Plan, the share limit under the 2009 Plan will remain in effect as approved by shareholders in 2009.

In general, if any award granted under the 2017 Plan terminates, expires or lapses for any reason other than as a result of exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the 2017 Plan. In contrast, any shares withheld by the Corporation, delivered by the participant or otherwise used to pay the exercise price of an option or SAR or to satisfy withholding taxes associated with an award will not be available for future awards under the 2017 Plan. Further, in the event shares are withheld or delivered in connection with an option or SAR exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.

Annual Limits on Awards

Under the 2017 Plan, the maximum number of shares with respect to which equity awards may be granted in any calendar year to any key employee, consultant or advisor will be 50,000 in the aggregate, and the maximum number of shares with respect to which equity awards may be granted in any calendar year to any non-employee director will be 10,000 in the aggregate. Under the 2017 Plan, the maximum dollar amount of any cash awards granted in any calendar year to any participant will be $200,000 in the aggregate.

Section 162(m) and Performance Goals

The 2017 Plan is intended to permit the Corporation to grant awards that qualify as “performance-based compensation” under Section 162(m), as well as awards that do not so qualify.

Under Section 162(m), compensation paid to certain officers of a public company in a given tax year is not deductible if it exceeds $1.0 million unless it is “qualified performance-based compensation.” Stock options and SARs are deemed to be performance-based compensation if the exercise price is at least equal to the fair market value of the shares subject to the award on the grant date and if the maximum number of shares of the Corporation’s common stock available for awards is disclosed to and approved by shareholders. Other awards may be performance-based compensation if they are based on achievement of objective performance goals set by the Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, are disclosed to and approved by shareholders before payment. If shareholders approve the 2017 Plan, shareholders will be simultaneously approving the material terms for purposes of Section 162(m).

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Currently, the annual compensation paid to our named executive officers does not exceed $1.0 million and, accordingly, Section 162(m) has not limited the Corporation’s ability to deduct executive compensation. The Board has determined it is appropriate, however, for the 2017 Plan to be structured so that the Corporation will have the ability to grant awards that qualify as performance-based compensation under Section 162(m), providing potential tax advantages to the Corporation in the event annual compensation to our named executive officers approaches $1.0 million in the future.

If shareholders approve the 2017 Plan, the Committee is not required to grant awards that are intended to constitute performance-based compensation under Section 162(m). Further, there is no guarantee that compensation that is intended to qualify for deductibility under Section 162(m) will be fully deductible.

For any performance-based award granted under the 2017 Plan, the Committee will determine the performance period during which a performance goal must be met, provided that the performance period shall not be less than one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Committee. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

If shareholders approve this proposal, then under the 2017 Plan, at the Committee’s discretion, the performance goals for any performance period may be based on one or more of the following: (i) stock value or increases therein, (ii) total shareholder return, (iii) operating revenue, (iv) commodity revenue, (v) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (vi) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (vii) diluted earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events, (viii) net earnings, (ix) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (x) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures), (xi) cash flow, operating cash flow or free cash flow (either before or after dividends), (xii) cash from operations, (xiii) operating or other expenses or growth thereof, (xiv) operating efficiency, (xv) return on equity, (xvi) return on tangible equity or return on tangible common equity, (xvii) return on assets, net assets, capital or investment (including return on total capital or return on invested capital), (xviii) return on operating revenue, (xix) sales or revenues or growth thereof, (xx) deposits, loan and/or equity levels or growth thereof, (xxi) working capital targets, (xxii) assets under management or growth thereof, (xxiii) cost control measures, (xxiv) regulatory compliance, (xxv) gross, operating or other margins, (xxvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xvii) operating ratio, (xxviii) income or net income, (xxix) operating income, (xxx) interest income, (xxxi) net interest income, (xxxii) net interest margin, (xxxiii) non-interest income, (xxxiv) non-interest expense, (xxxv) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxxvi) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxvii) provision expense, (xxxviii) productivity, (xxxix) customer satisfaction, (xl) satisfactory internal or external audits, (xli) improvement of financial ratings, (xlii) achievement of balance sheet or income statement objectives, (xliii) quality measures, (xliv) regulatory exam results, (xlv) achievement of risk management objectives, (xlvi) achievement of strategic performance objectives, (xlvii) achievement of merger or acquisition objectives, (xlviii) implementation, management or completion of critical projects or processes, (xlix) market capitalization, (l) total enterprise value (market capitalization plus debt), (li) economic value added, (lii) debt leverage (debt to capital), (lii) market share, or (liv) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Corporation’s reported results). Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Corporation’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.

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In the Committee’s sole discretion, performance goals may be adjusted when established, or later, to include or exclude, without limitation, the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization, and restructuring programs, and/or changes in tax law, accounting principles, or other such laws or provisions affecting the Corporation’s reported results. The Committee retains the discretion to adjust the compensation or economic benefit due upon attainment of performance goals and to adjust the performance goals themselves. However, with respect to an award that is intended to qualify as performance-based compensation under Section 162(m), the Committee may modify or adjust a performance goal or the compensation or economic benefit due only to the extent permitted under Section 162(m).

In any case, in its discretion, the Committee may also use other performance goals for awards that are not intended to qualify as performance-based compensation under Section 162(m).

Types of Awards under the 2017 Plan

Stock Options.  A stock option entitles the participant to purchase shares of the Corporation’s common stock at the exercise price. Stock options granted under the 2017 Plan may be incentive stock options or nonqualified stock options, although non-employee directors, consultants and advisors are not eligible to receive incentive stock options. The Committee will fix the exercise price at the time the stock option is granted, but the exercise price will not be less than 100% of the shares’ fair market value on the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Corporation, 110% of the shares’ fair market value on the grant date). The value in incentive stock options, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the 2017 Plan or any other similar plan maintained by the Corporation is limited to $100,000 per participant. The exercise price may be paid in cash, by delivery of shares of common stock having a fair market value at the time of exercise equal to the exercise price, by the Corporation withholding shares otherwise issuable upon the exercise having a fair market value at the time of exercise equal to the exercise price, through a “cashless exercise” involving a broker, or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that stock options (including an incentive stock option granted to a 10% shareholder of the Corporation) will not be exercisable after five years from the grant date. If exercisability of a stock option is subject solely to time-based conditions, the length of such period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events.

Restricted Stock Awards.  Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria. If the period of restriction lapses solely based on a period of time, the length of such period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events. In addition, any applicable performance period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events.

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Holders of restricted stock will have voting rights; however, dividends and other distributions will be accumulated during the period of restriction and paid only when and to the extent the underlying shares of restricted stock are vested and freed of restrictions. Subject to any exceptions authorized by the Committee, shares of restricted stock will be forfeited to the extent performance criteria established with respect to such awards are not achieved within the required performance period.

Restricted Stock Unit Awards.  A restricted stock unit is an award that is valued by reference to a share of common stock. Payment of the value of restricted stock units will not be made until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria. If the period of restriction lapses solely based on a period of time, the length of such period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events. In addition, any applicable performance period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events.

Holders of restricted stock units have no right to vote the shares represented by the units. In addition, a participant holding restricted stock units has no right to deemed dividends or other distributions with respect to the units unless the Committee provides otherwise in the award agreement. If the Committee provides for deemed dividends or distributions with respect to restricted stock units, any such deemed dividends or distributions will be accumulated but not paid unless and until the underlying restricted stock units have vested.

Subject to any exceptions authorized by the Committee, restricted stock units will be forfeited to the extent performance criteria established with respect to such awards are not achieved within the required performance period. Payment for vested restricted stock units may be made, as determined by the Committee, in cash or shares of common stock or a combination thereof at the time of vesting or, if provided for in the award agreement, on a delayed basis either electively or mandatorily. If paid on a delayed basis, the payment amount may be adjusted for deemed interest or earnings or on such other basis as the Committee may provide.

Stock Appreciation Right Awards.  A SAR represents the right to the equivalent of the increase in the value of a specified number of shares over a specified period of time. The Committee will fix the exercise price at the time the SAR is granted, but the exercise price of a SAR will not be less than 100% of the fair market value of the common stock on the award date.

Each SAR award will entitle the holder, upon exercise, to receive the excess of the fair market value of the common stock subject to the award over the exercise price of the SAR. The participant does not pay anything upon exercise of the SAR (except for required tax withholding). SARs may be exercised at such times and subject to such conditions as may be prescribed by the Committee. If the exercisability of a SAR is subject solely to time-based conditions, the length of such period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events. The maximum period in which a SAR may be exercised is 10 years from its grant date. Payment of value shall be made at the time of exercise in cash or shares of common stock or a combination thereof as determined by the Committee.

Performance Unit Awards.  A performance unit is a fixed dollar award or an award that is valued by reference to a share of common stock based on performance goals established and certified by the Committee. The Committee will determine the terms and conditions of each performance unit award, including the performance goals and performance period, provided that the performance period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events. Performance units may be paid in cash or shares of common stock or a combination thereof as determined by the Committee.

Holders of performance units have no right to vote the shares represented by the units. In addition, a participant holding performance units has no right to dividend equivalents with respect to the units unless the Committee provides otherwise in the award agreement. If the Committee provides for dividend equivalents with respect to performance units, any such dividend equivalents will be accumulated but not paid unless and until the underlying performance units have vested.

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Performance Cash Awards.  A performance cash award is a cash award based on performance goals established and certified by the Committee. The performance period shall be at least one year, subject to applicable provisions of the 2017 Plan regarding accelerated vesting events.

Duration

Unless terminated sooner by the Board as described above, the 2017 Plan shall be of unlimited duration to facilitate administration of awards issued under the plan, but no award will be granted under the 2017 Plan after October 25, 2027.

Transferability

In general, stock options, restricted stock, restricted stock units, SARs, and performance units granted under the 2017 Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death. The 2017 Plan does permit the Committee to provide for nonqualified stock options that are transferable to certain family members (or certain related trusts, partnerships or entities), in accordance with applicable securities laws.

Termination of Employment or Service

Unless otherwise provided by the Committee, in the event a participant terminates employment or service due to retirement (as defined in the applicable Corporation policy), then, provided that no cause exists to terminate such participant’s employment or service, all options or SARs held by the participant that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each award of restricted stock or restricted stock units held by the participant that is solely based on a period of time will lapse, and the unvested portion of each performance-based award held by the participant will be automatically forfeited to the Corporation.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated due to death or “disability” (as defined in the plan), all options or SARs held by the participant that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each award of restricted stock or restricted stock units held by the participant that is solely based on a period of time will lapse, and the unvested portion of each performance-based award held by the participant will be automatically forfeited to the Corporation.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated involuntarily (excluding a termination for cause but including a voluntary termination by the participant for “good reason,” as such term is defined in the 2017 Plan ) and such termination does not occur in connection with a “change of control” (as defined in the plan), the Committee may, in its sole discretion, waive the automatic forfeiture of some or all of the unvested portion of each award held by the participant and provide for such vesting as it deems appropriate.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated for cause, the unvested portion and the vested portion not yet paid or exercised of each award held by the participant will be automatically forfeited to the Corporation and no further exercise of an option or SAR will be allowed.

Unless otherwise provided by the Committee, in the event a participant terminates employment or service for any reason not described above, the unvested portion of each award held by the participant will be automatically forfeited to the Corporation, the vested portion not yet exercised of each option or SAR held by the participant will be automatically forfeited to the Corporation and no further exercise of an option or SAR will be allowed.

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Change of Control

In the event of a “change of control” (as defined in the plan), the Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for the purchase, settlement or cancellation of any award by the Corporation, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (ii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change of control and to retain the economic value of the award; or (iii) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change of control. The Committee may provide for the acceleration of the vesting, delivery and exercisability of, and the lapse of vesting restrictions with respect to, an award, and for the replacement of a stock-settled award with a cash-settled award, in connection with a change of control.

The 2017 Plan provides for “double-trigger” change of control acceleration for awards subject only to time-based vesting. This means that in the event of a change of control of the Corporation, any award for which exercise or vesting is subject solely to time-based conditions will become fully vested without regard to any other terms of the award but only if either (i) the successor company does not assume, convert, continue, or otherwise replace the award on proportionate and equitable terms or (ii) the successor company does assume, convert, continue, or otherwise replace the award on proportionate and equitable terms and the participant is terminated without cause on or within 24 months following the change of control. The Corporation believes a mandatory double-trigger provision for time-based awards that are assumed by the successor company is a good governance practice.

The 2017 Plan provides that any award subject to performance-based vesting will be forfeited to the Corporation if a change of control occurs before the performance period for the award ends. The Corporation believes this approach for performance-based awards aligns the interests of our executives and our shareholders.

Changes in Capitalization and Similar Changes

As is customary in equity compensation plans of this nature, in the event of any change of the outstanding shares of the Corporation’s common stock by reason of any stock dividend, stock split or combination, spin-off, recapitalization, merger in which the Corporation is the surviving corporation, or similar transaction or change of the Corporation’s capital stock, the aggregate number and kind of shares reserved under 2017 Plan, the exercise price of options and/or SARs, annual limits, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Committee in its discretion. For instance, a two-for-one stock split would generally double the number of shares reserved under the 2017 Plan. Similarly, a two-for-one stock split would generally double the number of shares covered by each outstanding stock option and reduce the corresponding exercise price by one-half.

Termination of or Changes to the 2017 Plan

The Board may terminate, amend, or modify the 2017 Plan in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Code, under the rules and regulations under Section 16 of the Exchange Act, under the rules and regulations of the exchange on which the Corporation’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. No termination, amendment, or modification of the 2017 Plan, other than in connection with a change of control or capital adjustment pursuant to the 2017 Plan or as required by applicable law, may adversely affect any awards previously granted under the 2017 Plan without the participant’s written consent.

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Clawback

All awards granted under the 2017 Plan (whether vested or unvested) will be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of the exchange on which the Corporation’s common stock is then listed or the terms of any recoupment, clawback, or similar policy in effect at the Corporation from time to time, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares of common stock acquired upon payment of the awards.

In addition, and to the extent permitted by law, the Committee may provide in the award agreement for a participant to repay to the Corporation the cash value of any shares acquired in connection with the payment, vesting or exercise of an award granted under the 2017 Plan if such payment, vesting or exercise occurred within six months prior to the termination of the participant’s employment for any reason other than death, “disability” (as defined in the plan) or retirement (as defined in the applicable Corporation policy).

Banking Regulatory Provision

All awards will be subject to any condition, limitation, or prohibition under any financial institution regulatory policy or rule to which the Corporation or any of its subsidiaries is subject.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards under the 2017 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of any participant’s death.

Stock Options.  A participant who exercises a nonqualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

A participant who exercises an incentive stock option will not be subject to taxation at the time of exercise, nor will the Corporation be entitled to a deduction for federal income tax purposes. The difference between the exercise price and the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant’s alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding period (i.e., the later of two years from the grant date or one year from the exercise date) will generate long-term capital gain in the year of disposition, and the Corporation will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the required holding period will subject the participant to taxation at ordinary income rates in the year of disposition, and the Corporation generally will be entitled to a corresponding deduction.

Restricted Stock.  A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the restricted stock (if any).

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However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the amount of the purchase price of the restricted stock (if any). Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long term or short term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Corporation generally will be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Corporation. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Corporation.

Restricted Stock Units and Performance Units.  A participant will not realize income in connection with the grant of a restricted stock unit or a performance unit or the credit of any deemed dividends or dividend equivalents to his or her account. When shares of common stock and/or cash is delivered to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. The Corporation will be entitled to a federal income tax deduction at the time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit or performance unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short term or long term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Appreciation Rights.  A participant who exercises a SAR will realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. The Corporation generally will be entitled to a corresponding deduction for federal income tax purposes. If the participant receives common stock upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short term or long term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Performance Cash Awards.  A participant will not recognize any taxable income at the time a performance cash award is granted. When the terms and conditions to which a performance cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Corporation generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Section 409A.  Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the 2017 Plan are excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which shares of the Corporation’s common stock are issued, stock appreciation rights under which shares of the Corporation’s common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting and performance unit awards that are paid at or shortly after vesting. Depending on their specific terms, other awards under the 2017 Plan may be treated as nonqualified deferred compensation to which Section 409A applies, and in such case it is generally the Corporation’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.

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If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.

The foregoing is only a summary of the effect of federal income taxation upon the Corporation and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

No determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the 2017 Plan will be granted in the future and, therefore, the benefits to be awarded under the 2017 Plan are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information, as of December 31, 2016, relating to shares of the Corporation’s common stock that may be issued under our 2009 Plan, which is the only compensation plan under which equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (1) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders – 2009 Plan	481,381	$16.52	187,054	(2)
Equity compensation plans not approved by security holders (3)	—	—	—
Total	481,381	$16.52	187,054

(1)	This table does not include the 1,500,000 shares to be reserved for issuance under the 2017 Plan if shareholders approve Proposal Two at the Annual Meeting.
(2)	This number reflects securities remaining available for future issuance under the 2009 Plan as of December 31, 2016. If the 2017 Plan is approved by shareholders at the Annual Meeting, no additional awards will be granted under the 2009 Plan.
(3)	The Corporation does not have any equity compensation plans that have not been approved by shareholders.

Approval of the 2017 Plan by shareholders will constitute approval of the material terms of the 2017 Plan, including the performance-based awards, the performance goals that may be used and the maximum benefit that may be paid to any employee for purposes of Section 162(m).

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If not otherwise specified, proxies will be voted FOR approval of the 2017 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ACCESS NATIONAL CORPORATION 2017 EQUITY COMPENSATION PLAN.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added certain provisions to Section 14A of the Exchange Act, which require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis” section, we believe that skilled professionals have been the single most important contributing factor to our success. We believe that we have a competitive compensation program that has assisted in retaining qualified executives. The tenure and continuity of management has been critical to the Corporation’s long term success. We also seek to closely align the interests of our named executive officers to that of our shareholders and believe our compensation structure aligns those long term objectives.

This vote is advisory, which means that the vote on executive compensation is not binding on the Corporation, our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee and the Board will take into account the outcome of this advisory vote when considering future executive compensation arrangements, even though they are not required to do so. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in the Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Pursuant to the vote of our shareholders at the 2013 Annual Meeting of Shareholders, we will conduct an advisory vote to approve the compensation of the Corporation’s named executive officers on an annual basis. The next advisory vote to approve the compensation of the Corporation’s named executive officers will occur at the 2018 Annual Meeting of Shareholders.

The Board of Directors believes the Corporation’s compensation practices are appropriate and strongly supports the executive compensation arrangements in place.

If not otherwise specified, proxies will be voted FOR approval of the compensation of the Corporation’s named executive officers.

The Board of Directors recommends a vote “FOR” advisory APPROVAL OF THE CORPORATION’S executive compensation.

PROPOSAL FOUR

Ratification of the Selection of Independent Public Accountants

BDO USA, LLP served as the Corporation’s independent public accountants for the fiscal year ended December 31, 2016, and has been selected by the Audit Committee as independent public accountants for the Corporation for the fiscal year ending December 31, 2017. In the event the selection of BDO USA, LLP is not ratified by the shareholders, the Audit Committee will consider a change in independent public accountants for the fiscal year ending December 31, 2018.

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The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of BDO USA, LLP as the Corporation’s independent auditor.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent auditor.  The members of the Audit Committee and the Board believe that continued retention of BDO USA, LLP to serve as the Corporation’s independent auditor is in the best interest of the Corporation and its shareholders.

If not otherwise specified, proxies will be voted FOR ratification of the selection of BDO USA, LLP. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” proposal FOUR to ratify the selection of BDO USA, LLP to serve as independent public accountants for the fiscal year ending December 31, 2017.

corporate governance and the board of directors

Director Independence. The current Board of Directors is comprised of 13 members, a majority of whom are “independent,” as defined by the listing standards of the NASDAQ Stock Market, Inc. (“Nasdaq”). The Board of Directors has determined in accordance with the Nasdaq listing standards that these independent directors have no relationships with the Corporation that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The current independent directors are Messrs. Anzilotti, Babbitt, Burden, Edgemond, Friedman, Kody, LeClair and Lee, and Mses. McDaniel and Neuharth. During 2016, the Board of Directors was comprised of seven members, a majority of whom were “independent” as defined by Nasdaq listing standards. The independent directors during 2016 were Messrs. Anzilotti, Babbitt, Edgemond, Friedman and Kody.

During 2016, there were 15 meetings of the Board. Attendance at Board meetings and Board committees was in person or by telephone. All of the directors attended at least 75% of all meetings of the Board and Board committees on which he served. When directors are unable to attend a meeting, it is the Corporation’s practice to provide all meeting materials to the director, and the Chief Executive Officer (“CEO”) consults and apprises the director of the meeting’s subject matter, or the Committee Chair apprises the director if it is a committee on which the CEO does not serve.

The Corporation has not adopted a formal policy on directors’ attendance at its annual meetings of shareholders, although all board members are invited and encouraged to attend and, historically, most have done so. Six of the seven board members then serving attended the 2016 Annual Meeting of Shareholders.

Board Leadership Structure and Role in Risk Oversight. The Board believes the interests of the Corporation are best served with the CEO and Chairman positions separated. The Corporation believes this structure is most appropriate as it allows Mr. Clarke, the CEO, to focus on the day-to-day direction of the Corporation in furtherance of the long-term strategy established by the Board of Directors, while the Chairman is able to provide strategic guidance to the CEO, and set the agenda for and preside over the Board of Director meetings. While the Board is responsible for risk oversight as part of its overall duties, in 2016 and through April 2017, the Audit Committee organized and set the tone for risk management in the Corporation. The Audit Committee maintains a robust charter and oversees the internal and external audit programs, including loan review, to ensure appropriate integrity and controls are in place. The Audit Committee reviews and adopts enterprise-wide risk assessments, approves all audit contractors and audit engagements, and reviews and evaluates the work product of all auditors designed to monitor the effectiveness of policies and controls and identify potential weaknesses and the status of remediation efforts for previously identified weaknesses or potential weaknesses. The Audit Committee includes only independent directors and excludes and operates independently of the CEO. While the Audit Committee is still responsible for discussing the Corporation’s risk assessment and risk management policies with management and the Corporation’s auditor, effective April 2017, the Bank instituted a Risk Committee to assist with certain of the risk oversight and related responsibilities of the Audit Committee.

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The Board meets regularly in Executive Sessions, excluding any employee-director or member of management, and includes the independent public accountants in those sessions no less than annually. The independent public accountant partner in charge of the Corporation’s audit communicates independently with the Audit Committee Chair on a quarterly basis.

The Board has standing Audit, Nominating and Governance, Compensation, and Loan Committees. In April 2017, the Bank instituted a Risk Committee to assist with certain of the risk oversight activities of the Audit Committee and related responsibilities. A majority of the Risk Committee Members are non-employee directors [of the Bank], independent under the Nasdaq listing standards. The primary focus of the Committee is to assist the Board of Directors in defining and communicating its risk appetite to management, and to provide oversight of the Corporation’s enterprise risk management program. The Committee is developing a written charter to be adopted by the Bank in 2017.

Nominating and Governance Committee. Members of the Nominating and Governance Committee during 2016 and through April 27, 2017 were Messrs. Anzilotti (Chair), Babbitt, Edgemond, Friedman and Kody, each of whom was independent under the Nasdaq listing standards. The current members of the Nominating and Governance Committee are Ms. Neuharth (Chair) and Messrs. Anzilotti, Burden, Kody, LeClair and Lee, each of whom is independent under the Nasdaq listing standards. The committee met two times in 2016. The committee is responsible for making recommendations to the full Board regarding nominations of individuals for election to the Board of Directors and for evaluating the Board’s structure, personnel, committee composition and general governance processes. The committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Overview - Governance Documents”. The Board of Directors reviews and reassesses the adequacy of this charter annually.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Corporation and time available for meetings and consultation on company matters. In addition, in accordance with the Corporation’s bylaws, no person may be nominated to be or elected a director who would be 70 or older on the date of election. Although the Nominating and Governance Committee Charter does not set forth a formal policy regarding diversity, the committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, to the Corporation and to its shareholders.  The committee evaluates each candidate's qualities in the context of how that candidate would relate and contribute to the Board of Directors as a whole to ensure the Board is comprised of an appropriately diverse group that reflects the needs of the Board of Directors and Corporation at that time. The committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, results of personal and business reference interviews and other relevant information. Candidates whose evaluations are favorable are then recommended by the committee for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.

The Board has concluded that each director and director nominee possesses the personal traits described above. In considering the directors’ and director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees. In addition, each director and director nominee possesses characteristics that led the Board to conclude that such person should serve as a director. The specific experience, qualifications, attributes and skills that the Board believes that each director and director nominee possesses are discussed under Proposal One Election of Directors beginning on page 5.

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While there are no formal procedures for shareholders to submit director candidate recommendations, the Nominating and Governance Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Corporation’s Secretary at the Corporation's principal office in Reston, Virginia and must be received by January 31, 2018 in order to be considered by the Nominating and Governance Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Governance Committee. There have been no material changes to the procedures by which shareholders may recommend nominees to the Corporation’s Board of Directors.

In addition, in accordance with the Corporation’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if advance notice of the nomination is provided in writing.  Notice of any such shareholder nominations for the next annual election of directors must be received by the Corporation’s Secretary at the Corporation’s principal office in Reston, Virginia, no later than March 19, 2018, provided that notice of nominations shall not be required to be made more than 90 days prior to the date of the 2018 Annual Meeting.

In order to be valid, notice of a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including the amount and nature of the nominee’s beneficial ownership of the Corporation, the nominee’s principal occupation for the past five years, his or her age and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director; and (6) the written consent of each nominee to serve as a director if elected.

Compensation Committee. Members of the Compensation Committee during 2016 and through April 27, 2017 were Messrs. Friedman (Chair), Anzilotti, Babbitt, Edgemond and Kody, each of whom was independent and eligible for compensation committee service under the Nasdaq listing standards. The current members of the Compensation Committee are Messrs. Friedman (Chair), Anzilotti, Babbitt, Edgemond and Lee, and Ms. McDaniel, each of whom is independent and eligible for compensation committee service under the Nasdaq listing standards. The committee met four times in 2016. The committee is responsible for overseeing, approving and administering the level of compensation of each executive officer of the Corporation and its subsidiaries, the granting of equity based compensation, employment agreements and other employee compensation plans. The CEO is not present during deliberations or voting with respect to his compensation, and the Executive Vice President / Chief Banking Officer (“CBO”) is not present during deliberations or voting with respect to his compensation. The committee operates pursuant to a written charter adopted by the Board of Directors, which the committee reviews and reassesses annually and recommends any changes to the Board of Directors for approval. The charter is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Overview - Governance Documents”.

Audit Committee. Members of the Audit Committee during 2016 and through April 27, 2017 were Messrs. Edgemond (Chair), Anzilotti, Babbitt, Friedman and Kody, each of whom satisfied the independence and financial literacy requirements of the Nasdaq listing standards and SEC regulations applicable to audit committee members. The current members of the Audit Committee are Messrs. Edgemond (Chair), Anzilotti, Burden, Friedman and Lee, and Ms. McDaniel, each of whom satisfies the independence and financial literacy requirements of the Nasdaq listing standards and SEC regulations applicable to audit committee members.

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While the Board of Directors believes that all of its Audit Committee members have the necessary experience and level of financial sophistication to serve effectively on the Audit Committee, the Board has determined that Messrs. Anzilotti and Friedman and Ms. McDaniel are qualified as “audit committee financial experts,” as defined by the SEC’s rules and regulations and that they have accounting or related financial management expertise.

The Audit Committee assists the Board in its oversight duties with respect to financial reporting, internal controls and other matters relating to corporate governance. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation’s independent public accountants. The Audit Committee met six times during 2016. The committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Overview - Governance Documents”. See Report of the Audit Committee on page 60.

Code of Ethics. The Corporation has adopted a Code of Ethics that applies to its directors, executives and employees.  The Corporation’s Code of Ethics is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Overview - Governance Documents”.

Restrictions on Trading in Company Securities. The Corporation has adopted an Insider Trading Policy that applies to its directors, executives and employees. The Insider Trading Policy prohibits all directors, executives and employees from purchasing financial instruments or otherwise engaging in transactions designed to hedge or offset any decrease in the market value of the Corporation’s common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds. The Insider Trading Policy also prohibits directors, executives and employees from engaging in short sales involving the Corporation’s common stock. Under the Insider Trading Policy, directors, executives and employees may hold shares of the Corporation’s common stock in margin accounts and/or pledge such shares as collateral for a loan, although the Insider Trading Policy recommends limits on such transactions to prevent inadvertent violations of the securities laws.

Shareholder Communications with the Board of Directors

Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to the Board of Directors as a whole or the individual director, c/o Corporate Secretary, Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191. All shareholder communications must be written and should contain the address, telephone number and email address, if any, of the person submitting the communication. All shareholder communications will be delivered to their addressees. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Secretary or CEO.

Executive Officers Who Are Not Directors

Margaret M. Taylor, 53, has served as an executive officer since 2012.

Ms. Taylor has served as Executive Vice President and Chief Financial Officer (“CFO”) of the Corporation and Bank since December 2015. Prior to this, Ms. Taylor served as Senior Vice President and Chief Financial Officer of the Corporation and Bank since June 2012 and Senior Vice President, Accounting and Finance, of the Corporation and Bank from April 2012 to June 2012. Before joining the Corporation and Bank, Ms. Taylor was a partner at Dixon Hughes Goodman LLP, an accounting firm providing attestation and consulting services to a client base consisting of financial institutions and public companies. Ms. Taylor is a certified public accountant and first joined Dixon Hughes Goodman LLP in September 1999. Ms. Taylor graduated from Kennesaw State University Summa Cum Laude with a Bachelor of Business Administration degree.

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Dean F. Hackemer, 52, has served as an executive officer since 2004.

Mr. Hackemer currently serves as President of Access National Mortgage (“ANM”), a division of the Bank. He previously served as President of Access National Mortgage Corporation (“ANMC”) from 2004 to 2011 and Chief Executive Officer of ANMC from 2005 to 2011. In 2011, the Bank dissolved ANMC and established ANM, a division of the Bank. From 2002 to 2004, Mr. Hackemer served as Executive Vice President and Chief Operating Officer of ANMC. From 1992 to 2002 he served as a loan officer, Vice President and Senior Vice President of Mortgage Investment Corporation. Mr. Hackemer graduated from the University of Virginia with a B.A. degree in economics and has almost 30 years of banking and mortgage banking experience.

Mark D. Moore, 53, has served as an executive officer since 2016.

Mr. Moore has served as President of the Bank and a director of the Bank since June 2016. Prior to then, Mr. Moore was Executive Vice President and Chief Lending Officer of John Marshall Bank from 2008 to 2016. From 2006 to 2008, Mr. Moore was Senior Vice President of Commercial Lending with M&T Bank. Mr. Moore was formerly a Principal of two Washington, D.C. area investment banking firms (The McLean Group from 2001 to 2003 and Longstreet Partners from 2001 to 2006), where he specialized in mergers and acquisitions advisory services, private equity investments, and capital formation support to the government contracting and technology sectors. The first half of Mr. Moore’s career from 1985 to 2001 was spent with Washington, D.C. area community banks in various commercial lending and group management roles. Mr. Moore graduated from Virginia Tech with a B.S. degree in finance.

Jeffrey H. Culver, 49, has served as an executive officer since 2017.

Mr. Culver has served as Executive Vice President and Chief Operating Officer since April 1, 2017. Mr. Culver formerly served as Senior Executive Vice President and Chief Operating Officer of Middleburg and Middleburg Bank from 2013 until it was acquired by the Corporation on April 1, 2017, and as Executive Vice President and Chief Operating Officer from 2008 to 2012. Mr. Culver also served as Corporate Secretary of Middleburg from 2008 until it was acquired by the Corporation. From May 2007 to December 2008, he served as Senior Vice President, Credit Administration and Strategic Planning of Middleburg.  From 2003 to 2007, Mr. Culver was Senior Vice President, Credit Administration of Middleburg. Mr. Culver holds a Bachelor of Arts degree from Ursinus College and Master of Arts degree in economics from American University.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and General Objectives

The overall objective of the Corporation’s various compensation programs is to attract and retain skilled personnel. The Corporation believes the attraction and retention of skilled professionals has been the single most important contributing factor to the Corporation’s success. The Corporation recruits for and places high performance expectations upon its personnel. In order to attract highly skilled personnel, the Corporation aims to provide attractive compensation plans that allow top performing personnel to be well compensated when compared to local bank competitors.

The Compensation Committee periodically assesses the overall compensation provided to its employees, executives and directors against a variety of benchmarks to provide points of reference. The Compensation Committee examines industry sponsored studies, industry white papers, reports in trade publications and practices within individual companies, composites and subgroups of publicly traded banking companies. In reviewing these various data sources and performance comparisons, the Compensation Committee examines and considers not only the absolute value of each element of compensation and the total compensation, but also the allocation of each element within the total. The Compensation Committee does not rely upon any single source or formula to explicitly benchmark and determine the pay of its employees and executives.

Although only an advisory vote, the Compensation Committee and Board of Directors also considered the results of the most recent shareholder advisory vote on executive compensation that occurred at the 2016 Annual Meeting of Shareholders. Approximately 90% of the shareholder votes cast were FOR approval of the compensation of the Corporation’s named executive officers as disclosed in the 2016 Proxy Statement. In consideration of affirmative shareholder approval as well as other factors addressed in this discussion, the Compensation Committee and Board of Directors have maintained the same compensation program for the Corporation’s executives, which it believes to be appropriate under its philosophy of aligning the interests of the executives with the interests of its shareholders.

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For this discussion, compensation benefits may be characterized as current compensation and long-term compensation. The Corporation’s current compensation is designed to provide employees with current cash compensation that is viewed favorably and competitively by the employee. Examples of current compensation are base salaries, commissions and cash bonuses. Employees and officers responsible for revenue production and executive duties are compensated more highly than back office and administrative employees. Long-term compensation benefits are designed to provide each employee with the opportunity to create long-term wealth and financial security. Examples of long-term compensation currently include option awards and retirement plan contributions. Select long-term compensation benefits also serve to align the employee’s long-term interests with that of the Corporation’s shareholders. Furthermore, the Corporation fosters, and in some instances requires, ownership in the Corporation and use of the Corporation’s products and services by personnel at all levels.

Compensation of executive officers is based upon the Compensation Committee’s review of the performance and qualifications of each executive in the context of the business environment, defined job responsibilities, goals and objectives, and is established at least annually. Total compensation of each executive is comprised of base salary and performance-based compensation consisting of annual cash bonuses and equity awards. In addition, each executive is entitled to participate in all other Corporation-provided benefits such as health and life insurance coverage and the retirement savings plan. The basic compensation arrangement, as well as other covenants and terms designed to protect and benefit the interests of both parties, may be set forth in employment contracts.

Compensation Programs as They Relate to Risk Management

The Compensation Committee and Board conducted their annual risk assessment in January 2017 and March 2017 and believe the Corporation’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Corporation, do not encourage imprudent risk-taking behavior, and are consistent with maintaining the organization’s safety and soundness. The business of banking and the delivery of financial services involve a high degree of risk, and risk management is an integral ingredient to a successful enterprise in this industry. The Corporation places a priority on fundamental building blocks to guard against excessive risk taking as follows: 1) Comprehensive Board approved policies and procedures are in place that define risk limits, approval authorities, exception processes and reporting thereof; 2) An effective audit program is in place that includes an enterprise-wide risk management assessment, monitoring and testing program; and 3) Employees and management are held to standards of personal and professional conduct and standards with respect to industry sanctions or investigations, adverse personal financial circumstances, credit, issues with municipal and taxing authorities or creditors or criminal backgrounds.

The Corporation does not have any compensation arrangements whereby any individual at any level has direct or individual authority over any decision that directly enriches their income. The Corporation does employ individuals who work on a commission or incentive basis. There are enhanced quality control and audit programs contained in the Audit Committee’s audit program that monitor the quality and performance of business generated by such individuals to guard against potential abuse of such programs. Additionally, the compensation program as it relates to the Corporation’s named executive officers includes, but is not limited to, the following features as further safeguards to mitigate risk, as well as to align executive officer interests with those of the shareholders:

▪	Minimum ownership requirements in the Corporation’s stock;
▪	Claw-back features; and
▪	Oversight of all executive compensation by the Compensation Committee, which is comprised of only non-employee “independent” directors.

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Board Process

The Compensation Committee of the Corporation’s Board of Directors (referred to in this section as the “Compensation Committee” or the “Committee”) is responsible for oversight, approval and administration of the compensation of the Corporation’s executive officers, including the named executive officers, and directors. The Committee is comprised of only non-employee “independent” directors, as such terms are defined by the SEC and the Nasdaq listing standards. The Committee operates pursuant to a written charter adopted by the Board of Directors. The Committee reviews and reassesses this charter annually and recommends any changes to the Board of Directors for approval.

Under the Corporation’s 2009 Stock Option Plan (the “2009 Plan”) and 2017 Plan, if approved by shareholders, the Committee may delegate all or part of its duties and obligations to a designated officer(s) to administer the plan with respect to awards to employees who are not subject to Section 16 of the Exchange Act. The Compensation Committee has delegated authority to the CEO or joint authority to the CFO and CBO to authorize option awards for the purpose of recruiting and retaining non-executive officers and employees of the Corporation.

The Committee historically has not used the services of a compensation consultant with respect to executive and/or director compensation matters. However, in the first quarter of 2017, as a result of the pending acquisition of Middleburg and the need to consider a new equity compensation plan, the Committee deemed it appropriate to engage an independent consultant to assist and advise on matters related to director and executive compensation and equity benefit plans. Pursuant to its charter, after considering such independence factors as required by the Nasdaq listing standards and applicable SEC rules, the Compensation Committee retained ChaseCompGroup, LLC Community Bank Consultants, a division of Gallagher Benefit Services, Inc., (“ChaseCompGroup”) as its independent compensation consultant. The Compensation Committee assessed the independence of ChaseCompGroup and concluded that its engagement did not raise any conflict of interest with the Corporation or any of its directors or executive officers. ChaseCompGroup met with the Compensation Committee, including without management present. To assist the Compensation Committee, in 2017, ChaseCompGroup advised the Compensation Committee on industry standards, trends and best practices for executive and director compensation, executive employment agreements and equity benefit plans; collected and evaluated external market data and identified companies and comparison points to include in a compensation peer group; made recommendations from supporting analyses on executive and director compensation philosophy, structure and compensation categories for the Corporation’s executive officers and non-employee directors; and advised the Compensation Committee on the features of various types of equity compensation and the respective attributes and conditions, as well as equity compensation plan structure.

The Compensation Committee monitors the compensation environment by reviewing information from various trade resources and publications. The CEO prepares a spreadsheet of data for each executive officer based on performance, and with that, the Committee commences its work to prepare for annual reviews, performance evaluations, bonus awards and salary adjustments early in the fourth quarter of each year. The Committee begins by reviewing past practices and any current issues that have been brought to light that may affect the decision process. With the assistance of the CEO and the Corporate Secretary, the Committee Chair prepares draft evaluations of each named executive officer that outline performance assessments and the various components of compensation. The drafts are reviewed by the Compensation Committee and refined as the year-end financial statement closing process proceeds. The CEO also submits a draft of option award recommendations for all officers and employees other than the named executive officers. Generally, by the time the Board of Directors and Committee meetings take place in February, the financial statements are deemed to be final and the Compensation Committee finalizes and approves the compensation elements on the same meeting day as the financial statements are considered final by the Board of Directors. Prior to 2017, the Committee made recommendations on compensation elements for approval by the Board of Directors. Beginning in 2017, the Committee began approving the compensation elements under its existing authority.

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Employment Agreements

The Corporation did not have any employment agreements with its executives in 2016. All executive officer employment agreements during 2016 were with the Bank, which are described below.

On March 15, 2013, the Bank and Mr. Clarke entered into an employment agreement under which Mr. Clarke served as President and CEO of the Bank for an initial annual base salary of $370,000, subject to annual increases at the discretion of the Board of Directors. Mr. Clarke has served as CEO of the Bank since June 2016, when Mr. Moore began serving as President of the Bank. Mr. Clarke’s agreement also provided for an annual cash performance bonus based upon a performance evaluation by the Board of Directors and in an amount determined in the discretion of the Board of Directors, which could exceed 100% of his base salary, eligibility for an annual grant of at least 10,000 stock options issued at market value and other benefits including life insurance, family health insurance, disability insurance coverage and privileges generally provided to executives, as well as vacation and reimbursement of reasonable business expenses. The agreement also provided for Mr. Clarke to receive 10,000 stock options upon entering into the agreement, which were awarded on the effective date of the agreement.

Mr. Clarke’s agreement was for an initial term of 3 years, which ended March 31, 2016, with automatic 1 year renewals unless at least 120 days advance notice of nonrenewal was provided by either party prior to the end of the initial term or any extended term. Mr. Clarke served at the pleasure of the Bank’s Board of Directors. The agreement contained certain severance and change in control provisions which are described in the Termination and Change in Control Benefits section. The agreement also contained clawback provisions subject to and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. If the Board of Directors determined that the financial information used to determine the cash bonus, other incentive-based compensation, the value of the Bank, any financial losses, or exposure to inappropriate risks required any financial restatement or caused a material noncompliance with the financial reporting requirements for the Bank, then the Board of Directors could have required the repayment of all or any portion of the cash bonus or other incentive-based compensation paid to Mr. Clarke for the year for which such financial restatement or material non-compliance occurred. Finally, the agreement contained a covenant requiring Mr. Clarke to maintain ownership in the Corporation’s common stock in an amount equal to the lesser of $1,850,000 (five times his initial base salary under the agreement) or 100,000 shares for so long as the agreement remained in effect.

On November 19, 2013, Mr. Clarke entered into an amendment to his employment agreement, providing for reduction in compensation in connection with a change in control in the ownership or control of the Bank, to the extent necessary so that none of his compensation would be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code (the “Code”) (such reduction, the “280G Cutback”), unless the net economic benefit to him would be greater without giving effect to the 280G Cutback.

On March 15, 2013, the Bank and Mr. Shoemaker entered into an employment agreement under which Mr. Shoemaker served as Executive Vice President of the Bank. The terms of Mr. Shoemaker’s agreement were substantially the same as Mr. Clarke’s agreement, except as follows. Mr. Shoemaker’s initial annual base salary under the agreement was $296,800, subject to annual increases at the discretion of the Board of Directors, his annual cash performance bonus opportunity was up to 75% of his base salary, and he was eligible to receive an annual grant of at least 7,500 stock options issued at market value. The agreement also provided for Mr. Shoemaker to receive 7,500 stock options upon entering the agreement, which were awarded on the effective date of the agreement. The agreement contained certain severance and change in control provisions which are described in the Termination and Change in Control Benefits section. Mr. Shoemaker was also required to maintain ownership in the Corporation’s common stock in an amount equal to the lesser of $742,000 (two and one half times his initial base salary under the agreement) or 50,000 shares for so long as the agreement remained in effect.

On November 19, 2013, Mr. Shoemaker entered into an amendment to his employment agreement, to add the same 280G Cutback provision as in Mr. Clarke’s amended employment agreement.

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On May 9, 2013, the Bank and Ms. Taylor entered into an employment agreement under which Ms. Taylor served as Senior Vice President (and then Executive Vice President) and CFO of the Bank. The terms of Ms. Taylor’s agreement were substantially the same as Mr. Clarke’s agreement, except as follows. Ms. Taylor’s initial annual base salary under the agreement was $260,000, subject to annual increases at the discretion of the Board of Directors, her annual cash performance bonus opportunity was up to 30% of her base salary, and she was eligible to receive an annual grant of at least 3,500 stock options issued at market value. The agreement also provided for Ms. Taylor to receive 1,500 stock options upon entering into the agreement, which were awarded on the effective date of the agreement. The agreement contained certain severance and change in control provisions which are described in the Termination and Change in Control Benefits section. Ms. Taylor was also required to maintain ownership in the Corporation’s common stock in the following amounts for so long as the agreement remains in effect: (i) during the first year of the agreement, the lesser of 500 shares or $5,000; (ii) during the second year of the agreement, the lesser of 1,000 shares or $10,000; and (iii) during the third year of the agreement, the lesser of 2,000 shares or $20,000 and increasing thereafter by the lesser of 1,000 shares or $10,000 on each anniversary of the commencement date until the requirement reaches the lesser of 5,000 shares or $50,000 where it shall remain for so long as the agreement remained in effect.

On November 19, 2013, Ms. Taylor entered into an amendment to her employment agreement, to add the same 280G Cutback provision as in Mr. Clarke’s amended employment agreement.

On March 15, 2013, the Bank and Mr. Hackemer entered into an employment agreement under which Mr. Hackemer served as President of Access National Mortgage, a division of the Bank, and Senior Vice President of the Bank (and then President of Access National Mortgage). The terms of Mr. Hackemer’s agreement were substantially the same as Mr. Clarke’s agreement, except as follows. Mr. Hackemer’s initial annual base salary under the agreement was $350,000, subject to annual increases at the discretion of the Board of Directors, his annual cash performance bonus opportunity was up to 100% of his base salary, and he was eligible to receive an annual grant of at least 5,000 stock options issued at market value. The agreement also provided for Mr. Hackemer to receive 5,000 stock options upon entering into the agreement, which were awarded on the effective date of the agreement. The agreement contained certain severance and change in control provisions which are described in the Termination and Change in Control Benefits section. Mr. Hackemer was also required to maintain ownership in the Corporation’s common stock in an amount equal to the lesser of $875,000 (two and one half times his initial base salary under the agreement) or 50,000 shares for so long as the agreement remained in effect.

On November 19, 2013, Mr. Hackemer entered into an amendment to his employment agreement, to add the same 280G Cutback provision as in Mr. Clarke’s amended employment agreement.

On August 8, 2017, the Corporation and the Bank entered into new employment agreements with Mr. Clarke, as President and CEO of the Corporation and CEO of the Bank (the “Clarke Agreement”), Mr. Shoemaker, as Executive Vice President of the Corporation and CBO of the Bank (the “Shoemaker Agreement”), and Ms. Taylor, as Executive Vice President and CFO of the Corporation and the Bank (the “Taylor Agreement”). The Bank also entered into a new employment agreement with its Mortgage Division President, Mr. Hackemer (the “Hackemer Agreement” and together with the Clarke Agreement, the Shoemaker Agreement and the Taylor Agreement, the “new agreements”). The new agreements are effective as of April 1, 2017 (the “Effective Date”). The terms of the new agreements are substantially similar to each other as described below.

The Clarke Agreement supersedes in their entirety the employment agreement, dated March 15, 2013 between the Bank and Mr. Clarke, and the amendment thereto dated November 19, 2013. The Shoemaker Agreement supersedes in their entirety the employment agreement, dated March 15, 2013 between the Bank and Mr. Shoemaker, and the amendment thereto dated November 19, 2013. The Taylor Agreement supersedes in their entirety the employment agreement, dated May 9, 2013 between the Bank and Ms. Taylor, and the amendment thereto dated November 19, 2013. The Hackemer Agreement supersedes in their entirety the employment agreement, dated March 15, 2013 between the Bank and Mr. Hackemer, and the amendment thereto dated November 19, 2013.

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The new agreements provide for an initial three-year term ending April 1, 2020. If not previously terminated, the new agreements will automatically renew for up to two additional one-year terms on April 1, 2020 and 2021, respectively, unless any party gives written notice of non-renewal at least 60 days prior to the renewal date. The new agreements will not be renewed beyond April 1, 2022.

Under the new agreements, Mr. Clarke’s base salary will be at least $585,000; Mr. Shoemaker’s base salary will be at least $334,750; Ms. Taylor’s base salary will be at least $314,150; and Mr. Hackemer’s base salary will be at least $386,250. Each executive will be eligible to participate in any annual incentive plan of the Corporation and/or the Bank (together and individually, the “employer”) applicable to executives and to receive equity-based awards granted under any equity plan established by the Corporation, in accordance with the terms and conditions of such plans. The new agreements provide for the clawback of incentive compensation received from the Corporation or a related entity, including both equity and cash compensation, in the event of a material restatement of the Corporation’s financial results and material overpayment of the incentive compensation or to the extent otherwise required by federal or state law or regulation or stock exchange requirement or Corporation policy. The new agreements also require each executive to maintain a minimum ownership position in the Corporation’s common stock, measured as a multiple of the executive’s base salary, as follows: Mr. Clarke – 5x; Mr. Shoemaker – 3x; Ms. Taylor – 1x; and Mr. Hackemer – 2x. Each executive has three years from the Effective Date of the new agreement and one year from the date of any subsequent increase in base salary to acquire the shares of common stock needed to attain the required level of stock ownership.

Under the new agreements, each executive will also be eligible to participate in any benefit plans and programs offered by the employer to senior executives, in accordance with the terms and conditions of such plans or programs. The employer will pay for 100% of the premiums for the medical and dental benefits offered by the employer to the executives from time to time.

Under the new agreements, each executive’s employment may be terminated by the employer with or without cause (as defined in the new agreements), or the executive may resign for good reason (as defined in the new agreements). If the executive’s employment is terminated without cause or the executive resigns for good reason, the executive will be entitled to receive a lump sum severance payment equal to a multiple of the executive’s average compensation reported in Box 1 of Form W-2 for the three calendar years preceding the year of termination (the “average compensation”), except for Mr. Clarke whose average compensation will be based on the five calendar years preceding the year of termination. The multiples of average compensation in the new agreements are as follows: Mr. Clarke – 2.75% of his average compensation; Mr. Shoemaker – 2.00% of his average compensation; Ms. Taylor – 1.50% of her average compensation; and Mr. Hackemer – 1.50% of his average compensation. Each executive will also be entitled to a lump sum payment of any unpaid salary through the date of termination and any incentive or annual bonus compensation earned during the calendar year preceding the year of termination but not yet paid, any benefits or awards vested, due and owing pursuant to the terms of any other plans, policies or programs, payable when otherwise due (the “accrued obligations”) and continued employer-paid medical, dental and vision insurance coverage for 12 months (or the equivalent).

Under the new agreements, each executive will be entitled to the same severance payments and benefits, under the same conditions, in the event the executive’s employment is terminated without cause or the executive resigns for good reason following a change of control (as defined in the new agreements). Under the new agreements, the change of control severance benefits are “double-trigger,” which means that a termination without cause or for good reason is required to trigger the payments or benefits. The new agreements provide that, in the event of a change of control, any severance payments or benefits to be paid pursuant to the agreement will be limited (or cutback) to one dollar less than the maximum amount deductible under Section 280G of the Code.

If the executive’s employment terminates due to death, the new agreements provide that the executive’s spouse or the executive’s estate shall receive payment of the accrued obligations. If the executive’s employment terminates due to Incapacity (as defined in the new agreements) of the executive, termination for cause or termination by the executive other than for good reason, the employer shall have no obligation to the executive other than payment of the accrued obligations.

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The new agreements also include the following covenants that apply to the executive following the cessation of the executive’s employment for any reason: (i) a confidentiality covenant that applies for five years following the cessation of the executive’s employment, (ii) a non-solicitation covenant that applies for 12 months following the cessation of the executive’s employment, (iii) a non-piracy covenant that applies for 12 months following the cessation of the executive’s employment, and (iv) a non-competition covenant that applies for 12 months following the cessation of the executive’s employment. Except for the accrued obligations, payment of all of the severance payments and benefits discussed above (other than termination due to death or incapacity) is contingent on the executive’s signing and not revoking a release and waiver of claims and on the executive’s compliance with these restrictive covenants.

In certain cases, some or all of the severance payments and benefits provided on termination of the executive’s employment may be delayed for six months following termination to comply with the requirements of Section 409A of the Code. Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, with any payments due after the six-month period being paid at the normal payment date provided for under the new agreements. In the case of benefits that are delayed, the executive would pay the cost of benefits coverage during the six-month delay period and then be reimbursed by the employer at the end of the six-month period.

Neither the Corporation nor the Bank has entered into an employment agreement with Mr. Moore.

The Corporation presently utilizes the following elements of compensation that are discussed generally and specifically as it relates to its named executive officers.

Base Salaries and Cash Bonuses (Non-Equity Incentive)

As the practice is customary in the financial services industry, the Corporation chooses to pay base salaries on regular intervals to reward employees for their qualifications and the discharge of duties in tending to the daily affairs of the Corporation. The Corporation expects base salaries to provide its employees with adequate cash flow to afford a lifestyle commensurate with their professional status and accomplishments. Certain sales personnel receive commissions as their primary compensation in lieu of salaries in order to reward successful sales efforts. The Corporation determines base salaries within the framework of general practices within the industry and considers individual duties and responsibilities in making salary determinations. Salary adjustments are made from time to time to reward performance against periodic goals and expanding the scope of activity and responsibility. Base salaries are the most important element of compensation as many other elements discussed in this Compensation Discussion and Analysis are determined based upon the underlying base salary of the employee or executive.

Regarding non-equity incentives, the Corporation’s practice is to award cash bonuses annually to its officers and other select employees based upon satisfaction of selected performance objectives during the preceding year. This practice is designed to encourage executives and employees to reach and exceed financial and non-financial goals in the continuing development of the Corporation’s business. The Corporation pays this compensation element to motivate performance that advances the ongoing interests of its shareholders. Cash bonuses that are paid to officers and employees other than the named executive officers are predicated upon similar factors, adjusted for individual job responsibilities. In general, “line” or customer contact personnel are provided the opportunity to earn cash bonuses of up to 25% of their base salary, and administrative and back office positions up to 15% of base salary.

For officers and employees other than the named executive officers, salaries and cash bonuses are administered under policies and guidelines set forth by management that are deemed reasonable for the nature of each employee’s responsibility, business conditions, skills, and performance. Generally, all employees receive a competitive base salary commensurate with their skills, experience and responsibilities. The Corporation has a Salary Administration Program that is managed by the Director of Human Resources that ensures that properly documented performance reviews and salary adjustments are made in time intervals that are appropriate.

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In 2016, evaluations of the named executive officers were administered by the Compensation Committee and Board of Directors. Beginning in 2017, evaluations of the named executive officers are administered by the Compensation Committee. Evaluations are performance based, with an additional subjective element, at the full discretion of the Compensation Committee. In addition to the base cash bonus, an additional amount of cash bonus may be awarded under this subjective evaluation and is intended to reward exceptional performance primarily in areas such as Return on Equity and Return on Assets, as such metrics compare to the Corporation’s historical and budgeted performance, as well as to the performance of the Corporation’s peers. The evaluation criteria for named executive officer base salary adjustments are substantially similar to and reviewed at the same time as the performance factors for cash bonuses.

The named executive officers for 2016 were Mr. Clarke, Mr. Shoemaker, Ms. Taylor, Mr. Hackemer and Mr. Moore. The following table summarizes each of the named executive officer’s current salaries for 2017 and the total cash bonus received as a result of their respective 2016 performance reviews, where applicable.

Name	2017 Base Salary ($)		2016 Cash Bonus ($)
Michael W. Clarke	585,000	(1)	425,000
Robert C. Shoemaker	334,750		243,750
Margaret M. Taylor	314,150		150,000
Dean F. Hackemer	386,250		400,000
Mark D. Moore	300,000		60,000

(1)	Mr. Clarke’s salary was $435,625 from January to March 2017, and was increased to $585,000 effective upon completion of the acquisition of Middleburg, which occurred on April 1, 2017.

With respect to base salary increases, cash bonuses and equity awards, which are granted at the discretion of the Board, the Committee subjectively evaluates the factors in their totality and does not employ a formula which predetermines the relative weighting of the factors.

The named executive officers of the Corporation (other than the President of the Bank and the President of the Mortgage division) are primarily evaluated based upon their respective functional responsibilities and the quantitative and qualitative assessment factors indicated below. Under each assessment factor, there are sub-components that are rated on a scale of 0-5, with 0 indicating “Failure to Perform” and 5 indicating “Outstanding” performance. The sub-components are then aggregated into a composite rating or average resulting in a 0-5 rating for each of the broader assessment factors. The assessment factors are then aggregated into an overall composite or average rating that is applied toward the eligible base cash bonus as set forth in the executive’s employment contract. There is no minimum payment threshold.

☐	Regulatory Exam / Audit results. The maximum bonus award would be achieved by maintaining high ratings against corporate objectives in all of the sub-components.
▪	Regulatory Exams
▪	Internal Audit Results
▪	External Audit Results

☐	Asset Quality (This assessment factor only applies to the CEO and CBO, and is the most significant factor considered for the CBO). The maximum bonus award would be achieved by maintaining outstanding ratings in Regulatory and Loan Reviews as well as outstanding asset quality measures compared against various peer groups.
▪	Regulatory Assessment

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▪	Loan Review
▪	Past Dues
▪	Non-Performing Assets
▪	Charge Offs

☐	Return on Equity. The maximum bonus award would be achieved by both meeting budget goals and outperforming peers.
▪	Budget
▪	Peers

☐	General Budget Performance. The maximum bonus award would be achieved by meeting or exceeding budget goals.
▪	Net Income - consolidated
▪	Net Income - Bank only before tax and provision for loan losses
▪	Asset Growth

☐	Leadership, Governance and Relationships. The maximum bonus award would be achieved by ratings of outstanding in each of the sub-components.
▪	Quality
▪	Productivity
▪	Knowledge
▪	Reliability/Timeliness
▪	Attendance
▪	Initiative
▪	Creativity
▪	Working Relationships
▪	Adherence to Policies and Plans

☐	Strategic Direction (This assessment factor only applies to the CEO). The maximum bonus award would be achieved by ratings of outstanding in each of the sub-components.
▪	Maintenance / expansion of coverage by equity research firms
▪	Investor outreach
▪	Strategic initiatives
▪	Performance of other business lines

When evaluating the performance in Asset Quality and Return on Equity, the Compensation Committee assesses data from the following sources:

➢	All FDIC-insured commercial banks with assets between $1 and $10 billion.

The data is released quarterly by the FDIC (www.fdic.gov/qbp) and for 2016 summarizes the averages of key data points for approximately 506 commercial banks. The average asset size of banks within the group was $1.43 billion compared to the Bank’s reported total assets of $1.36 billion as of September 30, 2016. This data source is focused upon operating commercial banks and is used to compare performance of the Corporation’s subsidiary bank, exclusive of the holding corporation.

➢	Quarterly Community Bank Report as published by Ambassador Financial Group.

For 2016, this peer data contains performance statistics for 20 commercial banks established since 1980 in the Washington, D.C. MSA region. The Corporation’s total assets of $1.36 billion as of September 30, 2016 fall above the peer group median of $837 million. This peer group is ranked by Return on Equity (“ROE”) (year-to-date) in descending order in the table below.

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	Total Assets ($000,000)	ROE (%)
Access National Bank, Reston	1,362	18.12
Cardinal Bank, McLean	4183	13.37
EagleBank, Bethesda	6,749	12.83
Capital Bank, Rockville	911	12.76
Congressional Bank, Bethesda	837	12.72
WashingtonFirst Bank, Reston	1912	9.81
Sonabank, McLean	1135	9.07
First Virginia Community Bank, Fairfax	837	9.06
Revere Bank, Laurel	1327	8.76
MainStreet Bank, Herndon	536	8.55
Old Line Bank, Bowie	1646	8.33
Chain Bridge Bank, McLean	619	8.26
John Marshall Bank, Reston	1017	6.67
Oak View National Bank, Warrenton	196	5.90
Freedom Bank, Fairfax	494	4.87
Frederick County Bank, Frederick	382	4.58
County First Bank, La Plata	227	3.66
City First Bank, Washington	257	2.69
Damascus Community Bank, Damascus	314	2.24
Monument Bank, Bethesda	513	(1.17)
MEDIAN	837	8.44

This peer group comparison is used to obtain additional public data of financial institutions that are not tracked for operating banks through the FDIC source listed above.

➢	SNL Financial, LC – Regional Peers

Data generated from SNL Financial, LC of peer financial institutions comprised of banks or consolidated public holding companies located in Virginia, Maryland and Washington, D.C. operating during any portion of the 12 months ended September 30, 2016 with market capitalization of $50 million to $1 billion, and total assets between $494 million and $1.92 billion, with a median of $1.14 billion. This peer data contains performance statistics for 24 banks and consolidated public holding companies of banks and thrifts, ranked by Return on Average Equity (“ROAE”) (last 12 months) in descending order in the table below.

	Total Assets ($000)	ROAA (%)	ROAE (%)
Access National Corporation	1,362,838	1.39	15.25
First Bancorp, Inc.	1,565,612	1.29	11.92
First National Corporation	712,672	0.81	11.46
Revere Bank	1,327,309	0.84	9.92
C&F Financial Corporation	1,425,010	0.90	9.40
Community Bankers Trust Corporation	1,204,231	0.87	9.33
WashingtonFirst Bankshares, Inc.	1,916,938	0.98	9.28
Virginia National Bankshares Corp.	569,539	0.94	9.18
MainStreet Bancshares	535,909	0.75	8.66
Chesapeake Financial Shares	718,922	0.94	8.65
Old Line Bancshares, Inc.	1,650,105	0.81	8.53
National Bancshares, Inc.	1,203,181	1.27	8.51
American National Bankshares	1,615,534	1.08	8.42
FVC Bankcorp, Inc.	837,014	0.84	8.26
Southern National Bancorp of Virginia, Inc.	1,135,436	0.90	7.88
Eagle Financial Services, Inc.	668,421	0.89	7.37
John Marshall Bank	1,017,477	0.84	7.08
Howard Bancorp, Inc.	1,014,787	0.63	6.77
Community Financial Corporation	1,281,874	0.57	6.66
Shore Bancshares, Inc.	1,157,866	0.83	6.24
Freedom Bank of Virginia	494,027	0.55	5.32
First United Corporation	1,338,189	0.45	5.22
Old Point Financial Corporation	905,756	0.32	2.99
Fauquier Bankshares, Inc.	623,877	(0.15)	(1.64)
MEDIAN	1,135,436	0.84	8.42

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➢	SNL Financial, LC – National High Performing Peers

Data generated from SNL Financial, LC of peer financial institutions comprised of banks or consolidated public holding companies located in the United States operating during any portion of the 12 months ended September 30, 2016 with market capitalization (“market cap”) of $50 million to $1 billion, with a median of $207 million. For this peer set, minimum performance criteria was applied in order to obtain a national, high performing peer set, which included last twelve months ROAE of at least 12.0%, last twelve months Return on Average Assets (“ROAA”) of at least 1.2% and non-interest income of at least 12.0% as of September 30, 2016. The Corporation was above the median for each of the three (3) performance categories. This peer data contains performance statistics for ten (10) banks and consolidated public holding companies of banks and thrifts, ranked by ROAE in descending order in the table below. The Corporation’s ROAE ranked 4th out of the 10 national peers.

	Market Cap (in millions) ($)	ROAA (%)	ROAE (%)	Non-Interest Income/ Revenue (%)
Xenith Bankshares, Inc.	651.2	6.32	46.61	27.06
Thomasville Bancshares, Inc.	207.4	1.50	17.62	29.98
Parke Bancorp, Inc.	137.9	2.09	16.24	13.77
Access National Corporation	295.2	1.40	15.31	41.96
Union Bankshares, Inc.	202.7	1.27	14.72	28.93
West Bancorp	398.6	1.29	14.62	11.58
Trinity Bank N.A.	59.3	1.78	13.47	6.80
Bank of South Carolina Corp.	103.4	1.27	12.75	14.57
Enterprise Financial Services Corporation	860.5	1.25	12.67	16.35
Preferred Bank	743.9	1.27	12.26	4.78
MEDIAN	207.4	1.29	14.62	14.57

The employment agreement of the CEO of the Bank, in effect at the time of his 2016 performance evaluation, provided that he was eligible to receive an annual base salary increase and an annual cash bonus in an amount which could have exceeded 100% of his base salary, based upon a performance evaluation by the Board of Directors and as determined in the discretion of the Board of Directors. Based upon the Committee’s evaluation of 2016 performance, Mr. Clarke received a composite evaluation of 4.79. This resulted in a 2.5% base salary increase for 2017 over 2016 to $435,625. As part of his 2016 performance evaluation, Mr. Clarke was also awarded a cash bonus of $212,500 as a base level award and $212,500 as an additional discretionary amount for exceptional performance in ROAA, ROAE and Non-Interest Income compared to the peer data shown in the 3 peer tables above, the total of which represented 100.0% of his $425,000 base salary for 2016. The bonus was paid in March 2017. In March 2017, the Board of Directors approved an increase to Mr. Clarke’s base salary to $585,000, effective upon completion of the acquisition of Middleburg, which occurred on April 1, 2017. The increase was the result of an assessment by the Compensation Committee, with assistance from the independent compensation consultant as described in the Board Process section, of CEO compensation relative to the increased size of the Corporation as a result of the acquisition of Middleburg, and various performance metrics of the peer banks. The Committee concluded that the Corporation’s performance compares favorably to the peers, generally has a more complex business model, and that Mr. Clarke’s salary is generally lower than the CEOs of most peer banks performing at this level.

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The employment agreement of the Executive Vice President, CBO, in effect at the time of his 2016 performance evaluation, provided that he was eligible to receive an annual base salary increase and annual cash bonus in an amount up to 75% of his base salary based upon a performance evaluation by the Board of Directors. The amount of his annual cash bonus was at the discretion of the Board of Directors, and could have exceeded 75% of his base salary. For 2016 performance, Mr. Shoemaker received a composite evaluation of 4.67. This resulted in a 3.0% base salary increase for 2017 over 2016 to $334,750. As part of his 2016 performance evaluation, Mr. Shoemaker was also awarded a cash bonus of $121,875 as a base level award and $121,875 as an additional discretionary amount for exceptional performance in ROAA and ROAE compared to the peer data shown in the SNL Financial, LC peer tables above, as well as recognition of strong year over year loan growth, effective oversight and development of leadership expansion, significant additional duties related to the acquisition of Middleburg, and continued good asset quality statistics and management thereof. The total award of $243,750 represented 75.0% of his $325,000 base salary for 2016. The bonus was paid in March 2017.

The employment agreement of the Executive Vice President, CFO, in effect at the time of her 2016 performance evaluation, provided that she was eligible to receive an annual base salary increase and annual cash bonus in an amount up to 30% of her base salary based upon a performance evaluation by the Board of Directors. The amount of her annual cash bonus was at the discretion of the Board of Directors, and could have exceeded 30% of her base salary. For 2016 performance, Ms. Taylor received a composite evaluation of 4.67. This resulted in a 3.0% base salary increase for 2017 over 2016 to $314,150. As part of her 2016 performance evaluation, Ms. Taylor was also awarded a cash bonus of $91,500 as a base level award and $58,500 as an additional discretionary amount for exceeding expectations in the areas of business strategy involvement, including capital planning, and internal management reporting effectiveness, and significant additional duties related to the acquisition of Middleburg. The total award of $150,000 represented 49.2% of her $305,000 base salary of 2016. The bonus was paid in March 2017.

The President of the Mortgage division, which position is currently held by Mr. Hackemer, is evaluated based upon the following performance factors of such business unit. Each of the 4 factors is equally weighted. Within each factor are sub-components of performance factors. The same 0-5 rating scales as described above are utilized in Mr. Hackemer’s evaluation. The maximum bonus award would be achieved by meeting or exceeding the budget or established goals in each of the sub-components, and a minimum composite score of 2.5 is required to receive any base level cash bonus.

☐	Financial Performance
▪	Origination volume
▪	Pre-Tax Margins
▪	Net Income – Access National Mortgage division, compared to budget
▪	Net Income - consolidated Corporation, compared to budget
☐	Infrastructure Development / Business Plan Adherence
▪	Production objectives
▪	Recruiting

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▪	Expansion of in-bound volume
▪	Referral Program with Bank
▪	Personnel Development
☐	Quality Control Program
▪	Regulatory Compliance / Exam
▪	Internal Audit Results
▪	Repurchases / Indemnifications
▪	Investor Scorecards
▪	Post-Settlement Documents
▪	Delinquency Rates
☐	Leadership, Governance and Relationships
▪	Quality
▪	Productivity
▪	Knowledge
▪	Reliability/Timeliness
▪	Attendance
▪	Initiative
▪	Creativity
▪	Working Relationships
▪	Adherence to Policies and Plans

The employment agreement of the President of the Mortgage division, in effect at the time of his 2016 performance evaluation, provided that he was eligible to receive an annual base salary increase and annual cash bonus in an amount up to 100% of his base salary, based on an evaluation by the Board of Directors of the performance factors listed above. The amount of his annual cash bonus was at the discretion of the Board of Directors, and could have exceeded 100% of his base salary. Based upon the Committee’s evaluation of 2016 performance, Mr. Hackemer received a composite evaluation of 4.89, which was above the minimum performance threshold. This resulted in a 3.0% base salary increase for 2017 over 2016 to $386,250. As part of his 2016 performance evaluation, Mr. Hackemer was also awarded a base level cash bonus of $360,917, and in recognition of exceeding expectations in loan volume and profitability, increased margins, compliance updates and risk management and mitigation, the Compensation Committee awarded Mr. Hackemer a discretionary cash bonus of $39,083 for 2016. The total award of $400,000 represented 106.8% of his $374,400 base salary for 2016. The bonus was paid in March 2017.

The Bank or Corporation have not entered into an employment agreement with Mr. Moore. He is an employee-at-will. Mr. Moore’s 2016 base salary was $287,500. Based on his 2016 performance evaluation, prorated for his employment since June 2016, Mr. Moore received a 4.4% base salary increase over 2016 to $300,000, effective April 1, 2017. As part of his 2016 performance evaluation, Mr. Moore was also awarded a cash bonus of $60,000.

The cash bonuses as described above are also reported in the Summary Compensation Table under the columns “Bonus” and “Non-Equity Incentive Plan Compensation”, as well as in the Grants of Plan-Based Awards table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column.

Dividend Reinvestment and Stock Purchase Plan (DRSPP)

The Corporation maintains a DRSPP as a benefit to its shareholders. Consistent with its philosophy of facilitating employee stock ownership, the Corporation actively facilitates participation in the DRSPP by its officers and employees. The DRSPP is available to all shareholders of the Corporation on the same basis as employees, except that non-employee shareholders cannot use the payroll deduction feature to make optional purchases under the plan. The Corporation facilitates regular payroll deductions and permits after tax bonuses to be used to make purchases under the plan. The plan provides that shares acquired from the Corporation through the plan are purchased at a 5% discount from the market price. Once contributions are made to the plan, the employee participant is free to trade or withdraw funds from the plan in a manner consistent with any other shareholder participant.

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This practice is designed to reward employee stock ownership. The Corporation chooses to provide this element because it believes employee stock ownership motivates the Corporation’s employees to pursue the long-term success of the Corporation and aligns their interests with those of the Corporation’s other shareholders.

Most of the Corporation’s named executive officers and directors participate in this plan.

Executive Stock Ownership Covenants

The Corporation requires its named executive officers to maintain ownership in the Corporation’s common stock as described in the Employment Agreements section. The following table shows as of August 15, 2017, the required and actual beneficial ownership of the Corporation’s common stock of each named executive officer, and the aggregate value based upon the closing price of $25.50. Each executive has three years from the Effective Date of the new agreements and one year from the date of any subsequent increase in base salary to acquire the shares of common stock needed to attain the required level of ownership.

	Requirement		Actual
Name	Multiple of Base Salary	Value	Shares (#)	Value	Ownership Value vs. Requirement
Michael W. Clarke	5x	$2,925,000	811,904	$20,703,552	708%
Robert C. Shoemaker	3x	$1,004,250	444,791	$11,342,171	1,129%
Margaret M. Taylor	1x	$314,150	5,498	$140,199	45%
Dean F. Hackemer	2x	$772,500	285,638	$7,283,769	943%
Mark D. Moore	1x	$300,000	12,414	$316,557	106	%(1)

(1)	Mr. Moore has not entered into an employment agreement with the Bank or Corporation. The requirements in the table for Mr. Moore are based on the guidelines of the Stock Ownership and Patronage Policy as summarized on page 55. The requirement for the President of the Bank is to own stock valued at at least one times his annual base salary within three years of March 31, 2107, the effective date of the Stock Ownership and Patronage Policy, which his beneficial holdings currently exceed.

Equity Awards

In recent years, stock options are the only form of equity compensation the Corporation has granted under the 2009 Plan. The Corporation did not grant restricted stock or other forms of equity compensation. The Corporation currently makes option awards to select officers and employees. If approved by shareholders, the 2017 Plan will provide for the grant of stock options, restricted stock, restricted stock units, SARs, performance units and performance cash awards to key employees, non-employee directors, consultants and advisors. For more information on the 2017 Plan, please see Proposal Two.

The objective of granting equity awards is to provide long-term compensation that aligns the officers’ and employees’ interests with those of the shareholders in building share value. The Corporation has chosen to pay this element of compensation as it finds it desirable for its employees to generate wealth due to favorable performance of the Corporation’s stock in the future. Furthermore, this long-term benefit helps the Corporation attract and retain high caliber professionals. As a replacement for the 2009 Plan, the Board believes the 2017 Plan will be an important factor in continuing to align the interests of our executives with the interests of our shareholders, to tie compensation to the Corporation’s performance and to attract and retain high caliber professionals.

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The Corporation’s current practice is to grant option awards during the first quarter of each year to reward and recognize performance in the immediately preceding fiscal year. The Board’s schedule is determined several months in advance, and the proximity of any option awards to significant news announcements or other market events is coincidental. The option awards were granted in the first quarter of 2017 for performance in 2016 and provide for vesting in 4 equal annual installments. Vesting only requires passage of time and continued affiliation with the Corporation and does not require any level of future performance. The option awards were priced at the closing price on the award date. The Corporation intends to continue granting stock option awards that will expire 5 years from the date of grant and may also grant other types of awards if it determines that is appropriate under the 2017 Plan, if the 2017 Plan is approved by shareholders.

As outlined in their employment agreements (except for Mr. Moore) in effect at the time of their 2016 performance evaluation, the executive officers were each entitled to minimum annual option awards for any year in which the executive earned an annual cash bonus under the cash bonus methodology described above. The following is a summary of the annual minimum and actual awards made to each named executive officer for the year ended December 31, 2016.

Executive	Annual Minimum Award		Actual Award
Michael W. Clarke	10,000		10,000
Robert C. Shoemaker	7,500		7,500
Margaret M. Taylor	3,500		5,000
Dean F. Hackemer	5,000		7,500
Mark D. Moore	—	(1)	2,000	(2)

(1)	Mr. Moore has not entered into an employment agreement with the Bank or Corporation that would entitle him to a minimum option award.
(2)	Mr. Moore received an additional stock option award of 5,000 on October 25, 2016, in connection with his employment in 2016.

The awards for the named executive officers were predicated upon the Compensation Committee’s evaluation of performance of the indicated executive. For 2016, Mr. Hackemer was awarded additional options over the annual minimum award provided in his employment agreement, in effect at the time, for exceeding expectations in loan volume and profitability, development and oversight of increased roles for senior management, additional duties related to the acquisition of Middleburg and risk management and mitigation. For 2016, Ms. Taylor was awarded additional options over the annual minimum award provided in her employment agreement, in effect at the time, for exceeding expectations in the areas of business strategy involvement, including capital planning and internal management reporting effectiveness and significant additional duties related to the acquisition of Middleburg.

The new employment agreements of the named executive officers, entered into on August 8, 2017, allow for the executive to participate in any annual incentive plan of the Corporation and/or the Bank applicable to executives and to receive equity-based awards under any equity plan established by the Corporation applicable to said executives and approved by the Board of Directors or Compensation Committee, for payment in accordance with the terms and conditions of such plans. There are no stated annual minimum or maximum award or payment levels.

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Option awards for officers and select employees other than the named executive officers are administered in a similar manner. The terms are generally the same. The non-executive officer and employee awards are directed towards line personnel and other key support positions. General guidelines of annual awards are up to 10% of the employee’s base salary calculated upon the aggregate exercise price of the award. Awards are predicated upon the employee’s specific performance for the prior year just ended, as well as the overall corporate performance compared against goal objectives.

As described above, if approved by shareholders, long-term compensation under the 2017 Plan may also include restricted stock, restricted stock units, SARs, performance units or performance cash awards.

All Other Compensation (Including Perquisites)

The Corporation has a 401(k) defined contribution plan available to all employees subject to qualifications under the plan. The plan allows officers and employees of all levels to contribute earnings into a retirement account on a pre-tax basis. In addition, it has been the Corporation’s practice to make discretionary contributions to the plan. In 2016, the Corporation made discretionary contributions to participant accounts equal to 50% of the employees’ contributions. This element of compensation is designed to reward long-term savings and encourage financial security. The Corporation thinks it is in its best interest to encourage its employees to attain long-term financial security through active savings. This compensation benefit is consistent with that philosophy. Furthermore, an attractive retirement plan helps the Corporation attract and retain high caliber professionals. In 2016, each of the Corporation’s named executive officers participated in the 401(k) plan and received matching contributions that are reported under the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table.

The Bank has also purchased split-dollar life insurance policies that provide a death benefit of $100,000 for each named executive officer’s estate if the named executive officer dies while still employed. Policies with the same benefits have also been purchased for other officers of the Bank.

Certain positions within the Corporation require the Corporation’s officers and employees to travel and incur communications costs. The Corporation generally does not provide perquisites such as Corporation owned vehicles or cellular phones. The Corporation provides its named executive officers with expense allowances that are commensurate with the requirements of the duties and role of the individual within the Corporation’s business and the community. Under their employment agreements in effect in 2016, as well as their new employment agreements, Messrs. Clarke, Shoemaker and Hackemer each receive a flat dollar amount for automobile and communication expenses. Ms. Taylor also receives a flat dollar amount for communication expenses under her new employment agreement. In addition, the Corporation also provides Mr. Moore with a flat dollar amount for automobile and communication expenses, and reimburses him for base country club dues. The objective of these types of compensation benefits is to compensate select employees for use of their personal assets in the discharge of their duties. The Corporation does not “audit” the underlying activity so it is possible that actual expenses incurred by the employee may be more or less than the benefit provided. The amount paid is the Corporation’s estimate of the appropriate cost for the indicated service or asset. The aggregate amount of these benefits is reported on the employee’s Form W-2 and included in the taxable income reported by the Corporation for the employee. The automobile and communication expense amounts for the Corporation’s named executive officers for 2016 are reported under the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table. In 2017, under the new employment agreements (except for Mr. Moore), the monthly expense amounts will be:

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Executive	Automobile/ Communication	Other
Michael W. Clarke	$800	-0-
Robert C. Shoemaker	$700	-0-
Margaret M. Taylor	$100	-0-
Dean F. Hackemer	$700	-0-
Mark D. Moore	$600	$691	(1)

(1)    Base country club dues.

The Corporation’s named executive officers participate in and receive the same health insurance benefits as all other employees. However, in some cases, in order to attract and retain high level executives, the Corporation has found it beneficial to pay the amount of the premium that would normally be payable by the employee. The premiums are reported in the “All Other Compensation” column of the Summary Compensation Table as well as in the All Other Compensation table.

The Corporation does not provide any perquisites (i.e., personal benefits) to its named executive officers outside of those discussed above. The Corporation currently does not provide any of the following to any of its named executives: extraordinary life insurance coverage, personal financial or tax advice, personal travel, housing or living expenses, security services, commuting expenses, or discounts on products or services that are not generally available to all other employees.

Termination and Change In Control Benefits

Termination and change in control benefits for certain named executive officers are designed to compensate executives in the event of certain termination events or if there is a significant change in the Corporation’s business that effectively renders the executives’ services and responsibilities unnecessary or diminished in stature. The Corporation has chosen to make these benefits available in order to attract and retain the executives. Such benefits are customary in the financial services industry and are designed to provide executives with a liquidity event that can assist them in maintaining their lifestyle while seeking new employment. The re-employment time for high level executives is generally longer than for other professionals. This element of compensation is an important long-term compensation component that facilitates retention in an industry segment that is characterized by high volumes of merger and acquisition activity.

The following discussion describes the agreements in place as of December 31, 2016, each of which provided for “single trigger” change in control benefits. The new agreements currently in effect contain “double trigger” change in control provisions.

Mr. Clarke’s employment agreement contained termination and change in control provisions which are detailed in the Potential Payments Upon Termination or Change in Control table. If, during the term of the agreement, the Bank terminated Mr. Clarke’s employment without cause (as defined in the agreement) or Mr. Clarke terminated his employment for good reason (as defined in the agreement), Mr. Clarke would have been entitled at termination to a lump sum payment equal to 2.75 times his highest reported compensation as reported on Form W-2 in the three full years preceding the termination date. Additionally, Mr. Clarke would have been entitled to any bonuses that had been accrued or earned as of the termination date that remained unpaid, and medical, life and disability insurance paid by the Bank (subject to elimination if Mr. Clarke became employed and substantially similar coverage was made available to him) for one year from the termination date. If Mr. Clarke’s employment was terminated voluntarily by him within 180 days after a change in control (as defined in the agreement), he would have been entitled to the same benefits as if termination were by him for good reason. Also, in the event of a change in control, Mr. Clarke would have had the right to assume at cost any insurance contracts owned by the Bank which were acquired for purposes of insuring against Mr. Clarke’s death or disability. The agreement also contained non-competition and non-solicitation covenants for a period of one year following termination of Mr. Clarke’s employment other than a termination by the Bank without cause or by Mr. Clarke for good reason (except that in the case of a termination in connection with a change in control, the covenants will apply). If Mr. Clarke’s employment was terminated by his disability (as defined in the agreement) or death, he or his estate would have been paid a lump sum payment at termination equal to 75% of the lump sum payment that would have been paid to him upon a termination following a change in control. (Mr. Clarke or his estate would not have received the bonus and medical, life and disability insurance that would have been received upon a termination following a change in control). In the event the Bank terminated Mr. Clarke’s employment for cause or termination was by Mr. Clarke without good reason, Mr. Clarke would have been entitled to Bank paid family coverage health insurance benefits for one year from the termination.

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The termination and change in control provisions in Mr. Shoemaker’s employment agreement were substantially the same as Mr. Clarke’s agreement, except as follows. The lump sum payment due for termination by the Bank without cause or Mr. Shoemaker’s termination for good reason or in connection with Mr. Shoemaker’s termination following a change in control would have been equal to 2.0 times his highest reported compensation reported on Form W-2 in the three full years preceding the termination date.

The termination and change in control provisions in Ms. Taylor’s employment agreement were substantially the same as Mr. Clarke’s agreement, except as follows. The lump sum payment due for termination by the Bank without cause or Ms. Taylor’s termination for good reason or in connection with Ms. Taylor’s termination following a change in control would have been equal to 1.0 times her highest reported compensation reported on Form W-2 in the three full years preceding the termination date.

The termination and change in control provisions in Mr. Hackemer’s employment agreement were substantially the same as Mr. Clarke’s agreement, except as follows. The lump sum payment due for termination by the Bank without cause or Mr. Hackemer’s termination for good reason or in connection with Mr. Hackemer’s termination following a change in control would have been equal to 1.5 times his highest reported compensation reported on Form W-2 in the three full years preceding the termination date.

Neither the Corporation nor the Bank has entered into an employment agreement with Mr. Moore.

Potential Payments Upon Termination or Change in Control

The following table shows the estimated payments to or benefits that would have been received by each of the named executive officers upon the following termination events or upon a change in control of the Corporation (“single trigger” provisions), in each case assuming that each termination event or the change in control occurred on December 31, 2016, and assuming a stock price of $27.76 which was the closing stock price of the Corporation’s common stock on December 30, 2016 (the last business day of 2016). The amounts reflected in the following table are estimates, as the actual amounts that would have been paid to or received by a named executive officer can only be determined at the time of termination or change in control. The table reflects payments and benefits payable pursuant to agreements in effect as of December 31, 2016 and does not reflect any payments or benefits that would have been received by the named executive officers pursuant to their new employment agreements (which contain “double trigger” provisions), as those agreements were not in effect as of December 31, 2016.

At termination, a named executive officer is entitled to receive all amounts accrued and vested under our 401(k) plan according to the same terms as other employees participating in those plans, so these benefits are not reflected in the table below. A named executive officer is also entitled to receive amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include earned and unpaid base salary and vested stock or option awards and are not reflected in the table below. As a benefit to all employees, the Bank provides life insurance in the amount of 2 times the employee’s annual salary at the time of death, subject to a maximum of $500,000. These amounts are not included in the table below as the benefit is available to all full-time employees on the same basis.

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		Employer termination without cause, Employee termination with good reason, or Employee termination within 180 days after a change in control		Employer termination with cause or Employee termination without good reason		Termination as a consequence of death or disability

Michael W. Clarke	Post termination compensation	$2,188,382	(1)	$0		$1,641,287	(7)
	Earned and unpaid cash bonus	$425,000	(9)	$0		$0
	Health care benefits continuation	$27,265	(5)	$24,269	(5)	$0
	Bank Owned Life Insurance Death Benefit	$0		$0		$100,000
	Early vesting of unvested options	$763,400	(6)	$0		$0
	Total Value	$3,404,047	(8)	$24,269		$1,741,287

Robert C. Shoemaker	Post termination compensation	$1,035,144	(2)	$0		$776,358	(7)
	Earned and unpaid cash bonus	$243,750	(9)	$0		$0
	Health care benefits continuation	$26,463	(5)	$24,269	(5)	$0
	Bank Owned Life Insurance Death Benefit	$0		$0		$100,000
	Early vesting of unvested options	$572,550	(6)	$0		$0
	Total Value	$1,877,907	(8)	$24,269		$876,358

Margaret M. Taylor	Post termination compensation	$542,397	(3)	$0		$406,797	(7)
	Earned and unpaid cash bonus	$150,000	(9)	$0		$0
	Health care benefits continuation	$3,879	(5)	$0	(5)	$0
	Bank Owned Life Insurance Death Benefit	$0		$0		$100,000
	Early vesting of unvested options	$347,000	(6)	$0		$0
	Total Value	$1,043,276	(8)	$0		$506,797

Dean F. Hackemer	Post termination compensation	$1,099,826	(4)	$0		$824,870	(7)
	Earned and unpaid cash bonus	$400,000	(9)	$0		$0
	Health care benefits continuation	$33,589	(5)	$29,545	(5)	$0
	Bank Owned Life Insurance Death Benefit	$0		$0		$100,000
	Early vesting of unvested options	$586,430	(6)	$0		$0
	Total Value	$2,119,845	(8)	$29,545		$924,870
Mark D. Moore (10)
	Bank Owned Life Insurance Death Benefit	$0		$0		$100,000
	Total Value	$0		$0		$100,000

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(1)  Lump sum payment equal to 2.75x highest reported compensation as reported on Form W-2 in 3 full years preceding termination date.

(2)  Lump sum payment equal to 2.0x highest reported compensation as reported on Form W-2 in 3 full years preceding termination date.

(3)   Lump sum payment equal to 1x highest reported compensation as reported on Form W-2 in 3 full years preceding termination date.

(4)   Lump sum payment equal to 1.5x highest reported compensation as reported on Form W-2 in 3 full years preceding termination date.

(5)  Continuation of medical, life and disability insurance for one year from the termination date for employer termination without cause, employee termination with good reason, and employee termination within 180 days after a change in control.  Continuation of medical insurance for one year from the termination date for employer termination with cause or employee termination without good reason. Ms. Taylor did not participate in the medical insurance program in 2016.

(6)  Options may first be exercised on the date of the change in control.

(7)  Lump sum payment equal to 75% of the lump sum payment that would have been paid upon a termination following a change in control.

(8)  For termination within 180 days after a change in control, these amounts do not take into account any reductions that may be required in order to comply with the 280G Cutback provision in each named executive officer’s employment agreement, in effect as of December 31, 2016, if such 280G Cutback were applicable.

(9)  Cash bonus accrued or earned and unpaid as of the termination date.

(10) Mr. Moore has not entered into an employment agreement with the Bank or Corporation and does not have any severance or change in control provisions related to his employment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, subsequently recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Martin S. Friedman (Chair)

Michael G. Anzilotti

J. Randolph Babbitt

John W. Edgemond, IV

John C. Lee, IV

Mary Leigh McDaniel

The following table summarizes the total compensation for the year ended December 31, 2016 of the Corporation’s CEO, CFO and each of the Corporation’s next three most highly compensated executive officers. The Corporation did not have any other executive officers during 2016. The Corporation refers throughout this Proxy Statement to the individuals in the following table as the named executive officers for 2016.

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Summary Compensation Table

Fiscal 2016

Name and Principal Position	Year	Salary ($)[1,2]		Bonus ($)[1,3]	Stock Awards ($)	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[1,2,3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[1,5]	Total ($)
Michael W. Clarke,	2016	425,000		212,500	—	35,254	212,500	—	45,865	931,119
President, Chief	2015	385,000		192,500	—	28,202	192,500	—	43,140	841,342
Executive Officer	2014	370,000		185,000	—	24,966	185,000	—	37,708	802,674
Robert C. Shoemaker,	2016	325,000		121,875	—	26,441	121,875	—	43,863	639,054
Executive Vice	2015	310,000		116,250	—	21,152	116,250	—	41,315	604,967
President	2014	296,800		111,300	—	18,724	111,300	—	39,985	578,109
Margaret M. Taylor,	2016	305,000		58,500	—	17,627	91,500	—	12,879	485,506
Executive Vice	2015	290,000		38,000	—	14,101	87,000	—	12,237	441,338
President, Chief Financial Officer	2014	275,000		22,500	—	12,483	82,500	—	12,277	404,760
Dean F. Hackemer,	2016	374,400		39,083	—	26,441	360,917	—	50,989	851,830
Division President,	2015	360,000		39,480	—	21,151	335,520	—	45,428	801,579
Access National Mortgage	2014	344,167		18,836	—	18,724	341,164	—	40,775	763,666
Mark D. Moore, President, Access National Bank	2016	157,879	[6]	60,000	—	24,644	—	—	15,252	$257,775

(1)	Salaries and other cash compensation are paid by the Bank.
(2)	Also includes any amounts contributed by the executive to the 401(k) plan.
(3)	Except for the discretionary portions of annual cash bonuses earned during 2016, 2015 and 2014, annual cash bonuses earned under each named executive officer’s employment agreement, in effect at the time, based on an evaluation by the Compensation Committee and Board of performance during 2016, 2015 and 2014, respectively, are reported in this table as “Non-Equity Incentive Plan Compensation.”

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(4)	The amounts in this column reflect the aggregate grant date fair value of options awarded to each named executive officer during each of 2016, 2015 and 2014 under the 2009 Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2016 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 16, 2017.
(5)	The amounts in this column for 2016 are detailed in the All Other Compensation table below.
(6)	Represents compensation paid since Mr. Moore’s employment began in June 2016 based on his 2016 salary of $287,500.

All Other Compensation

Fiscal 2016

Name	Automobile/ Communication Expense Allowance ($)	401(k) Employer Match[1] ($)	Company Paid Insurance Premiums ($)	Other ($)		Total ($)
Michael W. Clarke	9,600	9,000	27,265	-0-		45,865
Robert C. Shoemaker	8,400	9,000	26,463	-0-		43,863
Margaret M. Taylor	-0-	9,000	3,879	-0-		12,879
Dean F. Hackemer	8,400	9,000	33,589	-0-		50,989
Mark D. Moore	7,200	—	—	8,052	[2]	15,252

(1)       Reflects amounts paid as 401(k) profit sharing match to participating employees.

(2)       Reflects club dues paid on behalf of Mr. Moore.

The following table summarizes certain information with respect to incentive-based cash bonus awards granted to the named executive officers during or for the year ended December 31, 2016 and reflects the amounts that could have been paid under each such award. The table also reflects option awards that the named executive officers could have received based on 2016 performance under their employment agreements in effect at the time of their 2017 evaluation, or in the case of Mr. Moore, received as an award for 2016 performance.

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Grants of Plan-Based Awards

Fiscal 2016

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target [1,2] ($)	Maximum ($)	Threshold [3] (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards [4] ($)
Michael W. Clarke	—	—	—	—	—	—	—	—	—	—	—
	02/23/17	—	—	—	10,000	—	—	—	—	27.82	35,254
Robert C. Shoemaker	—	—	243,750	—	—	—	—	—	—	—	—
	02/23/17	—	—	—	7,500	—	—	—	—	27.82	26,441
Margaret M. Taylor	—	—	91,500	—	—	—	—	—	—	—	—
	02/23/17	—	—	—	3,500	—	—	—	—	27.82	12,355
Dean F. Hackemer	—	—	375,000	—	—	—	—	—	—	—	—
	02/23/17	—	—	—	5,000	—	—	—	—	27.82	17,650
Mark D. Moore	—	—	—	—	—	—	—	—	—	—	—
	02/23/17	—	—	—	—	—	—	—	2,000	27.82	12,381
	10/25/16	—	—	—	—	—	—	—	5,000	23.85	24,644

(1)	Except for Mr. Clarke, reflects target amount that could have been earned as a non-equity incentive award based on 2016 performance. The employment agreements of each of the named executive officers (other than for Mr. Moore), in effect as of December 31, 2016, provided for non-equity incentive awards that did not have a minimum threshold or maximum payment level. These bonuses could have ranged anywhere from $0 to a specified percent of the named executive officer’s salary or above in the Board’s discretion (see the Base Salaries and Cash Bonuses (Non-Equity Incentive) section of the Compensation Discussion and Analysis for specific percentages for each executive). Mr. Clarke’s employment agreement, in effect as of December 31, 2016, did not provide a target amount that could have been earned as a non-equity incentive award.
(2)	All of these target amounts are percentages of the individual’s 2016 base salary. The actual amount of the non-equity incentive plan award earned was determined by the Compensation Committee and Board of Directors on February 23, 2017 and paid shortly thereafter and is reported as “Non-Equity Incentive Plan Compensation” for Messrs. Clarke, Shoemaker and Hackemer and Ms. Taylor in the Summary Compensation Table on page 51.
(3)	Reflects the minimum number of options that could have been awarded pursuant to the named executive officer’s employment agreement, in effect as of December 31, 2016, upon performance that earned an annual cash bonus for the 2016 performance year. The total number of options awarded in 2017 to each named executive officer for 2016 performance is discussed in the Option Awards section of the Compensation Discussion and Analysis.
(4)	The amounts in this column reflect the grant date fair value of the minimum option awards under the 2009 Plan for 2016, computed in accordance with FASB ASC Topic 718.

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The following table includes certain information with respect to all unexercised options held by the named executive officers at December 31, 2016. On that date, the named executive officers held no shares of restricted stock.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards [1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael W. Clarke	2,500	[2]	—			$9.24	01/31/17
	2,500		2,500	[3]		$15.21	01/28/18
	2,500		2,500	[4]		$16.22	03/15/18
	2,500		5,000	[7]		$15.97	01/22/19
	2,500		7,500	[8]		$17.96	01/21/20
	—		10,000	[9]		$18.32	01/21/21

Robert C. Shoemaker	3,750	[2]	—			$9.24	01/31/17
	5,625		1,875	[3]		$15.21	01/28/18
	5,625		1,875	[4]		$16.22	03/15/18
	3,750		3,750	[7]		$15.97	01/22/19
	1,875		5,625	[8]		$17.96	01/21/20
	—		7,500	[9]		$18.32	01/21/21

Margaret M. Taylor	1,000	[5]	—			$10.95	04/09/17
	1,750		875	[3]		$15.21	01/28/18
	750		375	[6]		$12.79	05/09/18
	2,500		2,500	[7]		$15.97	01/22/19
	1,250		3,750	[8]		$17.96	01/21/20
	—		5,000	[9]		$18.32	01/21/21

Dean F. Hackemer	—		3,000	[3]		$15.21	01/28/18
	—		1,250	[4]		$16.22	03/15/18
	—		3,750	[7]		$15.97	01/22/19
	—		5,625	[8]		$17.96	01/21/20
	—		7,500	[9]		$18.32	01/21/21

Mark D. Moore	—		5,000	[10]		$23.85	10/25/21

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(1)	All options were granted under the 2009 Plan.
(2)	This option grant fully vested on 01/31/16.
(3)	This option grant vests in 4 equal installments as follows: 25% on 01/28/14; 25% on 01/28/15; 25% on 01/28/16; and 25% on 01/28/17.
(4)	This option grant vests in 4 equal installments as follows: 25% on 03/15/14; 25% on 03/15/15; 25% on 03/15/16; and 25% on 03/15/17.
(5)	This option grant fully vested on 04/09/16.
(6)	This option grant vests in 4 equal installments as follows: 25% on 05/09/14; 25% on 05/09/15; 25% on 05/09/16; and 25% on 05/09/17.
(7)	This option grant vests in 4 equal installments as follows: 25% on 01/22/15; 25% on 01/22/16; 25% on 01/22/17; and 25% on 01/22/18.
(8)	This option grant vests in 4 equal installments as follows: 25% on 01/21/16; 25% on 01/21/17; 25% on 01/21/18; and 25% on 01/21/19.
(9)	This option grant vests in 4 equal installments as follows: 25% on 01/21/17; 25% on 01/21/18; 25% on 01/21/19; and 25% on 01/21/20.
(10)	This option grant vests in 4 equal installments as follows: 25% on 10/25/2017; 25% on 10/25/18; 25% on 10/25/19; and 25% on 10/25/20.

The table below provides information regarding the value realized by our named executive officers upon the exercise of stock options during 2016. None of the named executive officers held restricted stock that vested during 2016.

Option Exercises and Stock Vested

Fiscal 2016

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)
Michael W. Clarke	—	—
Robert C. Shoemaker	—	—
Margaret M. Taylor	—	—
Dean F. Hackemer	10,500	$27,504
Mark D. Moore	—	—

(1)  Value realized is the aggregate number of options exercised multiplied by the closing market price of the Corporation’s common stock on the date of exercise minus the aggregate exercise price paid.

Director and Executive Stock Ownership and Patronage Policy

To elevate the visibility and importance of ownership and patronage, the Corporation adopted a Stock Ownership and Patronage Policy for directors and executive officers effective March 31, 2017, as revised August 24, 2017. The Board believes that share ownership and business patronage align the interests of its executive officers and directors with the interests of shareholders, promotes sound corporate governance, and demonstrates a commitment to the Corporation. Executive officers who do not meet the stock ownership requirements as of the effective date of the policy, or who are appointed after the effective date of the policy, or who are subsequently promoted to a position requiring a higher ownership level, will have three years from the later of the effective date of the policy or the date of appointment or promotion to attain the required level of stock ownership. Executive officers who receive an increase in base salary will have the longer of three years from the effective date of the policy or one year from the date of such base salary increase to acquire any additional shares needed to attain the required level of stock ownership. Directors who do not meet the requirement will have three years from the effective date of the policy or, if later, their first day of service to attain the required level of stock ownership. The minimum stock ownership requirement for any director serving on the Boards of Directors of both the Corporation and Bank is currently $120,000. Directors serving in additional positions that earn retainer fees, including Board Chairman, Board Committee Chair and/or Executive Committee Member, have higher ownership requirements. The following table provides the stock ownership requirements for non-employee directors and executive officers.

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Position	Multiple	Base
Non-Employee Director	5X	Annual Board Retainer(s)
Chief Executive Officer	5X	Annual Base Salary
Chief Banking Officer	3X	Annual Base Salary
Chief Operating Officer	2X	Annual Base Salary
Chief Financial Officer	1X	Annual Base Salary
Bank President	1X	Annual Base Salary
Mortgage Division President	2X	Annual Base Salary
Chairman, Middleburg Investment Group	2X	Annual Base Salary
Chief Executive Officer, Middleburg Trust	1X	Annual Base Salary

Until a director or executive officer attains the required level of stock ownership, he or she is required to retain at least 50% of the net shares resulting from the exercise of any stock option or vesting of any restricted stock award granted under a Corporation equity plan.

Minimum Stock Holding Period. In addition, whether or not they have attained the required level of stock ownership under the policy, the policy also requires certain executive officers, including all of the named executive officers, to hold all net shares acquired from the exercise, vesting or payment of any equity awards granted under a Corporation equity plan for 36 months from the date of exercise, vesting or payment or, if earlier, until the date of the executive officer’s termination.

Director Compensation

The compensation philosophy and objectives described earlier also apply to the Corporation’s non-employee directors. The Corporation’s general practice is to pay the directors a basic cash retainer on a quarterly or monthly basis that is designed to compensate directors for their participation on the Board and the execution of their basic duties and responsibilities. Beginning in 2006 (for 2005 performance), the Compensation Committee also conducts an annual evaluation of performance under criteria similar to that used for its executive cash bonuses for payment of annual incentives to directors. Incentives are paid in cash, option awards or some combination thereof. If approved by shareholders, future incentives to non-employee directors under the Corporation’s 2017 Plan could include restricted stock, restricted stock units, stock appreciation rights, performance units or performance cash awards.

The Corporation monitors the level of compensation of its non-employee directors in the aggregate and by element as it compares to the compensation of its CEO. The Corporation believes the collective responsibility of the directors is commensurate to that of its CEO, although the duties do not require a full-time level of effort.

In 2016, the non-employee directors received a basic retainer of $36,000 each, paid monthly. The Chairman received an additional $1,000 per month designed to compensate him for the added responsibilities as Chairman. The collective retainer amount paid to the directors in 2016 was $192,000, which equals 45.2% of the 2016 base salary of the CEO. These amounts are reflected in the Director Compensation table under the column “Fees Earned or Paid in Cash”.

With respect to incentive payment for performance in 2016, the non-employee directors were granted stock option awards of 5,000 each or 25,000 in the aggregate. The non-employee directors also received as a cash incentive award of $36,000 each, or $180,000 in the aggregate. The options awarded for 2016 performance were granted in February 2017 under terms identical to option awards for executives and other employees.

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The non-employee directors agreed to a basic retainer of $36,000 each, payable monthly, for 2017 until completion of the acquisition of Middleburg, with the Chairman to receive an additional $12,000 retainer, payable monthly, for 2017 until completion of the acquisition of Middleburg, which occurred on April 1, 2017. The collective retainer amount paid to the directors for January to March 2017 was $48,000 in the aggregate, or $192,000 annualized, which equates to 44.1% of the CEO’s initial base salary for 2017.

As described in the Board Process section, in the first quarter of 2017 the Compensation Committee engaged an independent consultant, ChaseCompGroup, to assist and advise on matters related to director compensation for the increased size of the Corporation and aggregate number of non-employee directors as a result of the acquisition of Middleburg. The Committee subsequently approved the following compensation arrangement for non-employee directors for 2017, effective upon completion of the acquisition of Middleburg, which occurred on April 1, 2017. Upon the establishment and shareholder approval of an equity plan for this purpose, all retainers for the non-employee directors, the Board Chairman, the Board Committee Chairs and the Executive Committee Members shall be paid in the form of equity awards in amounts equal to the dollar values in the below table. Until such time, these fees will be paid in cash. For 2017, 50% of non-employee director, Board Chairman, Board Committee Chair and Executive Committee Member retainers were payable after the first Board meeting in April 2017, and the remaining 50% by March 15, 2018, subject to attendance of at least 75% of all Board and Board Committee meetings and compliance with Board level policies. Retainers may be withheld or clawed back for covenant or Board policy non-compliance, subject to approval by a majority of the Board of Directors. All per meeting fees are payable monthly provided the director is in compliance with Board-level policies. Fees may be withheld or clawed back for covenant or Board policy non-compliance, subject to approval by a majority of the Board of Directors. Directors can attend up to three (3) scheduled Board or Board Committee meetings telephonically per year, and shall earn 50% of the per fee meeting for any additional scheduled meetings during the remainder of the calendar year that are attended telephonically. Non-employee directors will not be eligible for incentive awards under the current compensation arrangement.

Board or Board Committee	Annual Retainer Member ($) (1)	Annual Retainer Chair ($) (1)	Per Meeting Fee Member ($) (2)
Board of Directors - Corporation	12,000	12,000	1,000
Board of Directors - Bank	12,000	12,000	1,000
Executive Committee	20,000	—	—
Directors Loan Committee	—	—	1,000
Audit Committee	—	12,000	1,000
Compensation Committee	—	12,000	1,000
Nominating and Governance Committee	—	12,000	1,000
Risk Committee	—	12,000	1,000

(1)	All retainer fees will be paid in the form of equity awards in an amount equal to the value stated upon shareholder approval of the 2017 Plan for this purpose. Until such time as the 2017 Plan is approved, fees will be paid in cash.
(2)	Per meeting fees will be paid in cash.

At the end of 2017 and into the first quarter of 2018, the Compensation Committee expects to evaluate and set director compensation for 2018.

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The following table provides compensation information for the year ended December 31, 2016 for each non-employee member of the Corporation’s Board of Directors.

Director Compensation

Fiscal 2016

Name (1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael G. Anzilotti	84,000	—	17,627	—	—	—	101,627
J. Randolph Babbitt	72,000	—	17,627	—	—	—	89,627
John W. Edgemond, IV	72,000	—	17,627	—	—	—	89,627
Martin S. Friedman	72,000	—	17,627	—	—	—	89,627
Thomas M. Kody	72,000	—	17,627	—	—	—	89,627

(1)	Messrs. Clarke and Shoemaker are not included in this table as they are employees of the Corporation and thus receive no compensation for services as directors on the Corporation’s Board. The compensation received by Messrs. Clarke and Shoemaker is shown in the Summary Compensation Table on page 51.
(2)	Amounts include cash retainer paid for 2016 service and cash incentive payment paid for 2016 performance.

(3) The amounts in this column reflect the grant date fair value of options awarded to each non-employee director during 2016 under the 2009 Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2016 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 16, 2017. As of December 31, 2016, each non-employee director had the following number of options outstanding: Anzilotti: 12,084; Babbitt: 15,334; Edgemond: 21,500; Friedman: 24,000; and Kody: 24,000.

The Compensation Committee is responsible for establishing, administering and approving director compensation. See the Director Compensation and Board Process sections of the Compensation Discussion and Analysis beginning on page 31 for further details.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2016 were Messrs. Friedman (Chair), Anzilotti, Babbitt, Edgemond, and Kody. During 2016, none of our executive officers or employees served as a member of our Compensation Committee, and no member of our Compensation Committee has previously served as an executive officer of the Corporation. Further, during 2016 and as of the date of this Proxy Statement, none of our executive officers:

•	served on the compensation committee, or other body performing a similar function, of any entity for which any member of the Compensation Committee served as an executive officer;

•	served as a director of any entity for which any member of the Compensation Committee served as an executive officer; or

•	served as a member of the compensation committee, or other body performing a similar function, of any entity for which one of the Corporation’s directors served as an executive officer.

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During 2016 and as of the date of this Proxy Statement, there were transactions by the Bank, the Corporation’s wholly owned bank subsidiary, with certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of its business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal shareholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with parties not related to the Corporation and which do not present more than the normal risk of collectability or other unfavorable terms.  These related parties were indebted to the Corporation for loans totaling $10.8 million at December 31, 2016 and $11.4 million at December 31, 2015. During 2016, total principal additions were $132 thousand and total principal payments and changes in related parties’ debt were $691 thousand. The Corporation also has outstanding unused commitments to related parties amounting to $150 thousand at December 31, 2016.  The aggregate amount of deposits at December 31, 2016 and 2015 from directors and officers or their immediate family members was $35.6 million and $36.4 million, respectively.

The Board of Directors and the Corporation are committed to maintaining the highest legal and ethical conduct while fulfilling their responsibilities, and recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Corporation and its shareholders. Accordingly, as a general matter, it is the Corporation’s preference to avoid related party transactions. Nevertheless, the Corporation recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Corporation and its shareholders, including but not limited to situations where the Corporation may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Corporation provides products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, the Corporation has adopted written procedures for the review and oversight of related party transactions.

Related parties include directors, director nominees, executive officers, shareholders known to own 5% or more of the Corporation’s voting stock, immediate family members of these persons, or any entity owned or controlled by these persons.

As required under SEC rules, transactions exceeding $120,000 that are determined to be directly or indirectly material to the related party are disclosed in the Corporation’s Proxy Statement. The Audit Committee reviews any related party transaction. Any member of the Audit Committee who is a related party with respect to a transaction under review does not participate in the deliberations or vote on such transaction. Related party transactions, as defined by the Corporation’s written related party transaction policy, include those that exceed $20,000. It is noted that the definition of “related party transaction”, as it relates to SEC and Nasdaq regulations, refers to transactions exceeding $120,000; however, the Audit Committee has chosen to review and provide oversight to all transactions over $20,000.

Other than the routine banking matters mentioned above, there have been no related party transactions since January 1, 2016, and there are none proposed currently.

Related party transactions with respect to routine banking matters are reviewed in accordance with Regulation O and are not reviewed by the Audit Committee.

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AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Corporation, which consists of directors who meet the independence requirements of the Nasdaq listing standards and applicable SEC regulations, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on the Corporation’s website, www.AccessNationalBank.com under “Investor Relations - Overview - Governance Documents”. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2016, the Audit Committee:

•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2016 with management and BDO USA, LLP, the Corporation's independent public accountants;

•	Discussed with management, BDO USA, LLP and the Corporation’s internal auditors the adequacy of the Corporation’s system of internal controls;

•	Discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T relating to the conduct of the audit; and

•	Received written disclosures and the letter from BDO USA, LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with BDO USA, LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Corporation’s financial reporting, internal controls, risk controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Based on the Audit Committee's review of the audited financial statements and discussions with management and BDO USA, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

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Audit Committee

John W. Edgemond, IV (Chair)

Michael G. Anzilotti

J. Randolph Babbitt

Martin S. Friedman

Thomas M. Kody

Audit and Non-Audit Fees

The following table presents the fees for professional audit and audit-related services rendered by BDO USA, LLP for the audit of the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 and the fees billed for other services rendered to the Corporation and its subsidiaries by BDO USA, LLP during those periods. All services reflected in the following fee table for 2016 and 2015 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors.

	2016 Fees	2015 Fees
Audit fees	$297,976	$222,500
Audit-related fees	18,000	18,000
Tax fees	0	0
All other fees	0	0
	$315,976	$240,500

•	Audit fees: Includes the audit of the Corporation’s annual financial statements and internal controls over financial reporting, review of the financial statements included in the quarterly reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings, HUD reporting, public deposit reports and consultation concerning financial accounting and reporting standards and other related issues, and for 2016, assistance with and consent to the Form S-4 registration statement filed in connection with the acquisition of Middleburg.

•	Audit-related fees: Includes fees related to employee benefit plan audits.

•	Tax fees: None.

•	All other fees: None.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of BDO USA, LLP, the Corporation's independent registered public accounting firm.

Audit Committee Pre-Approval Policies

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Corporation’s independent public accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent public accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to John W. Edgemond, IV, Chair of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public accountants to management.

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OTHER BUSINESS

As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Corporation’s proxy materials in connection with the 2018 Annual Meeting, the proposal must meet the requirements of Rule 14a-8 under the Exchange Act and must be received by the Corporation’s Secretary at the Corporation’s principal office located at 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191, on or before January 18, 2018.

In addition, if a shareholder intends to present a proposal for action from the floor of the 2018 Annual Meeting (other than a director nomination, discussed on page 28), the shareholder must provide the Corporation with written notice thereof on or before March 19, 2018. The proxy solicited by the Board of Directors for the 2018 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented from the floor of the meeting if the Corporation has not received notice of such proposal by March 19, 2018, in writing delivered to the Corporation’s Secretary.

By Order of the Board of Directors,

Sheila M. Linton
Vice President & Corporate Secretary

A copy of the Corporation’s Annual Report on Form 10-K (including exhibits) as filed with the SEC for the year ended December 31, 2016 will be furnished without charge to shareholders upon written request directed to the Corporation’s Secretary at 1800 Robert Fulton Drive, Suite 300, Reston, Virginia 20191.

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Appendix A

Access National Corporation

2017 Equity Compensation Plan

ARTICLE I

Establishment, Purpose and Duration

1.1          Establishment of the Plan.

(a)          Access National Corporation, a Virginia corporation (the “Company”), hereby establishes the Access National Corporation 2017 Equity Compensation Plan (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Cash Awards to Key Employees of the Company or its Subsidiaries and the grant of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Cash Awards to Non-Employee Directors of the Company or its Subsidiaries or to Consultants or Advisors to the Company or its Subsidiaries.

(b)          The Plan was adopted by the Board of Directors of the Company on August 24, 2017 and shall become effective on October 26, 2017 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.

1.2           Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees, Non-Employee Directors, Consultants and Advisors that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to attract, retain the services of, and motivate Key Employees, Non-Employee Directors, Consultants and Advisors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3           Duration of the Plan. The terms of this Plan shall become effective on the Effective Date, as described in Section 1.1(b). No Award may be granted under the Plan after October 25, 2027. Awards outstanding on such date shall remain valid in accordance with their terms. The Board shall have the right to terminate the Plan at any time pursuant to Article XVI.

ARTICLE II

Definitions

2.1          Definitions. The following terms shall have the meanings set forth below:

(a)          “Advisor” means a natural person who provides bona fide advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(b)          “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(c)          “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer of the Company and the Participant. The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Committee, Chairman of the Board, and such other directors or officers of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

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(d)          “Award” means a grant under this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Unit and/or Performance Cash Award.

(e)          “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.

(f)          “Beneficiary” means the person designated by a Participant pursuant to Section 17.11.

(g)          “Board” means the Board of Directors of the Company, unless otherwise indicated.

(h)          “Cause” has the meaning set forth in any employment agreement, or, if none, in any change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Cause” means the Participant’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of a fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, (vii) conviction of a felony or of a misdemeanor involving moral turpitude, or (viii) misappropriation of the Company’s assets (determined on a reasonable basis and solely by the Board) or those of a subsidiary.

(i)          “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date:

(i)           any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the owner or beneficial owner of Company securities having fifty percent (50%) or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is a majority at the time the purchases are made; or

(ii)         as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events, or whose appointment or election to the Board after such events was approved by persons who constituted a majority of the Company’s Board immediately before the date of the appointment or election, cease to constitute a majority of the Company’s Board, or any successor’s board, within the twelve (12)-month period of the last of such transactions.

For purposes of this definition, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs, provided that if a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

For purposes of this definition only, the term “person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.

(j)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

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(k)          “Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III, which shall be the Compensation Committee of the Board of Directors of the Company, unless a subcommittee is required as provided below or unless the Board of Directors of the Company determines otherwise. All members of the Committee shall be “independent directors” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, or any similar or successor rule, or “outside directors” within the meaning of Code Section 162(m)(4)(C)(i), as amended from time to time, the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications. In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a), the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.

(l)          “Company” means Access National Corporation or any successor thereto.

(m)          “Consultant” means a natural person who provides bona fide consulting services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(n)          “Disability” or “Disabled” means with respect to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)          “Fair Market Value” of a Share means (i) the per Share price at the close of business on the applicable principal U.S. market on the relevant date if it is a trading date, or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the national securities exchange or system for the applicable principal U.S. market, or (ii) if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(q)          “Good Reason” has the meaning set forth in any employment agreement, or, if none, in any change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Good Reason” means (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) a material diminution in the Participant’s base compensation; or (iii) a relocation of the primary location at which the Participant must perform services to a location that is more than fifty (50) miles away.  The Participant is required to provide notice to the Company of the existence of a condition described in this Section 2.1(q) within a ninety (90) day period of the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days to remedy the condition.  If the condition is remedied within thirty (30) days, then “Good Reason” does not exist.  If the condition is not remedied within thirty (30) days, then the Participant must resign within ninety (90) days of the expiration of the remedy period for “Good Reason” to exist.

(r)          “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(s)          “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(t)          “Non-Employee Director” means an individual who is a member of the board of directors of the Company or any Subsidiary thereof who is not an employee of the Company or any Subsidiary thereof.

(u)          “Nonqualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.

(v)         “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

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(w)          “Participant” means a Key Employee, Non-Employee Director, Consultant or Advisor who has been granted an Award under the Plan and whose Award remains outstanding.

(x)          “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the grant of the Award, the establishment of the Performance Goal(s), the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal(s) shall be made during the period or periods required under and in conformity with the requirements of Code Section 162(m) therefor. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.

(y)          “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XI.

(z)          “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Stock value or increases therein, (ii) total shareholder return, (iii) operating revenue, (iv) commodity revenue, (v) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (vi) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (vii) diluted earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events, (viii) net earnings, (ix) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (x) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures), (xi) cash flow, operating cash flow or free cash flow (either before or after dividends), (xii) cash from operations, (xiii) operating or other expenses or growth thereof, (xiv) operating efficiency, (xv) return on equity, (xvi) return on tangible equity or return on tangible common equity, (xvii) return on assets, net assets, capital or investment (including return on total capital or return on invested capital), (xviii) return on operating revenue, (xix) sales or revenues or growth thereof, (xx) deposits, loan and/or equity levels or growth thereof, (xxi) working capital targets, (xxii) assets under management or growth thereof, (xxiii) cost control measures, (xxiv) regulatory compliance, (xxv) gross, operating or other margins, (xxvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xvii) operating ratio, (xxviii) income or net income, (xxix) operating income, (xxx) interest income, (xxxi) net interest income, (xxxii) net interest margin, (xxxiii) non-interest income, (xxxiv) non-interest expense, (xxxv) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxxvi) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxvii) provision expense, (xxxviii) productivity, (xxxix) customer satisfaction, (xl) satisfactory internal or external audits, (xli) improvement of financial ratings, (xlii) achievement of balance sheet or income statement objectives, (xliii) quality measures, (xliv) regulatory exam results, (xlv) achievement of risk management objectives, (xlvi) achievement of strategic performance objectives, (xlvii) achievement of merger or acquisition objectives, (xlviii) implementation, management or completion of critical projects or processes, (xlix) market capitalization, (l) total enterprise value (market capitalization plus debt), (li) economic value added, (lii) debt leverage (debt to capital), (lii) market share, or (liv) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. The Committee retains the discretion to adjust the compensation or economic benefit due upon attainment of Performance Goals and to adjust the Performance Goals themselves, provided that, with respect to an Award intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), any such adjustment shall be made only in conformity with the requirements of Code Section 162(m).

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(aa)         “Performance Period” means the time period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee, provided, however, that the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.

(bb)         “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article X, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Performance Units are payable in cash, Stock or a combination thereof. Even to the extent a Performance Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Unit Award does not constitute receipt of the underlying Shares.

(cc)         “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VII, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII. The relevant restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee, or both. When a Period of Restriction lapses solely based on a period of time, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting.

(dd)         “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII, which is subject to a substantial risk of forfeiture and/or subject to limitations on transferability until the designated conditions for the lapse of such restrictions are satisfied.

(ee)         “Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII, valued by reference to the Fair Market Value of Stock, and subject to vesting requirements. Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.

(ff)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.

(gg)         “Stock” or “Shares” means the common stock of the Company.

(hh)         “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article IX, and payable in cash, Stock or a combination thereof.

(ii)         “10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

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(jj)         For purposes of Incentive Stock Options, “Subsidiary” shall mean a corporation at least fifty percent (50%) of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries. For purposes of all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity that would be considered a single employer with the Company within the meaning of Code Section 414(b) or Code Section 414(c), except to the extent a different definition is required under Code Section 409A.

ARTICLE III

Administration

3.1          The Committee.

(a)          The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m)(4)(C)(i). In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported, was not a “non-employee director” as defined in Rule 16b-3, and/or was not an “outside director” as that term is defined for purposes of Code Section 162(m)(4)(C)(i), as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Except as required under Section 2.1(x), any authority granted to the Committee may also be exercised by the full Board.

(b)          The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) in limited circumstances, generally involving death, disability, termination of employment (including retirement) or a Change of Control, to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan to the extent permitted by Code Section 409A; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The interpretation and construction of any provisions of the Plan or an Agreement by the Committee shall be final and conclusive. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c)          The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d)          The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company (acting alone) or to the Chief Financial Officer and the Chief Banking Officer of the Company (acting jointly) all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.

3.2           Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees, Non-Employee Directors, Consultants and Advisors as may be selected by the Committee. Each Award shall be evidenced by an Agreement.

3.3           Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

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3.4           Rule l6b-3 Requirements. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3.

3.5           Code Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.6           Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1          Number of Shares.

(a)          Subject to adjustment as provided in Article XIII, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 1,500,000. Except as provided in Section 4.2, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

(b)          Subject to adjustment as provided in Article XIII, no more than an aggregate of 1,500,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Code Sections 421 and 422).

4.2           Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3           Use of Shares as Payment of Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.

4.4           Per-Participant Annual Limit. The maximum number of Shares with respect to which Awards may be granted in any calendar year to any Participant during such calendar year shall be 50,000 in the aggregate, provided, however, that the maximum number of Shares with respect to which Awards may be granted in any calendar year to any Non-Employee Director shall be 10,000 in the aggregate. The maximum dollar amount of cash Awards granted in any calendar year to any Participant shall be $200,000 in the aggregate.

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4.5           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.6           Holding Period. Shares acquired by an “executive officer” of the Company (as defined in Rule 3b-7 of the Exchange Act) in connection with an Award under the Plan shall be subject to a holding period following the applicable payment, vesting or exercise date of the Award in accordance with the terms of the Company’s Stock Ownership and Patronage Policy or similar policy as such may be in effect from time to time (typically 36 months). If at any time there is no such policy in effect at the Company or such policy does not provide for a minimum holding period, the terms of any holding period will be set forth in the Award Agreement.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan include (i) all employees of the Company and its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Key Employees, (ii) all Non-Employee Directors, and (iii) all individuals providing bona fide consulting or advisory services to the Company or its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Consultants or Advisors. The grant of an Award shall not obligate the Company to pay a Key Employee, Non-Employee Director, Consultant or Advisor any particular amount of remuneration, to continue the employment of a Key Employee or the service of a Non-Employee Director, Consultant or Advisor after the grant, or to make further grants to a Key Employee, Non-Employee Director, Consultant or Advisor at any time thereafter.

ARTICLE VI

Stock Options

6.1           Grants of Options. Subject to the terms and provisions of the Plan, Options may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that only Nonqualified Stock Options may be granted to Non-Employee Directors, Consultants and Advisors.

6.2           Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option, and such other provisions as the Committee shall determine, provided, however, that, if the exercisability of an Option is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Participant’s Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service, provided that no Incentive Stock Option may be exercised after (a) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (b) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

6.3           Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.

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6.4          Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the fifth (5th) anniversary of its Award Date. In no event shall an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, be exercisable later than the fifth (5th) anniversary of its Award Date.

6.5          Exercisability.

(a)          Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(b)          An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Award Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonqualified Stock Options to the extent permitted by law.

6.6          Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Stock, the amount necessary to pay the Option Price and, if necessary, applicable withholding taxes, (d) by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book-entry or electronic form.

6.7          Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any national securities exchange or system on which the Stock is then listed or reported, and under any blue sky or state securities laws applicable to such Shares. The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.

6.8          Nontransferability of Options.

(a)          In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than upon the death of the Participant in accordance with Section 17.11. Further, Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

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(b)          Notwithstanding the provisions of Section 6.8(a) and subject to federal and state securities laws, including Rule 16b-3, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to his spouse, lineal ascendants and/or lineal descendants, to a trust for the benefit of such persons, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are such persons, provided that the Nonqualified Stock Option may not again be transferred other than to the Participant originally receiving the Option or to an individual, trust, partnership, limited liability company or other entity to which such Participant could have transferred the Option pursuant to this Section 6.8(b). Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Any such transfer supersedes any Beneficiary designation made under Section 17.11 with respect to the transferred Nonqualified Stock Options.

6.9           Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Code Section 424(c)) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

6.10         Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the Options and the issuance of the underlying Shares.

ARTICLE VII

Restricted Stock

7.1           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

7.2           Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and, if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.

7.3           Transferability. Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

7.4           Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form.

7.5           Certificate Legend. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

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The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Access National Corporation 2017 Equity Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Corporate Secretary of Access National Corporation.

7.6           Removal of Restrictions. Except as otherwise provided in this Article VII, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction, and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s). Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his Stock certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

7.7           Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8           Dividends and Other Distributions. During the Period of Restriction, all dividends and other distributions paid with respect to Shares of Restricted Stock (whether in cash, property or Shares) shall be registered in the name of the recipient of the Restricted Stock Award and held by the Company until payable or forfeited pursuant to the terms of the Award. Such dividends and other distributions shall be subject to the same restrictions on transferability and vesting as the Shares of Restricted Stock with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Shares of Restricted Stock are vested and freed of restrictions (subject to any delay in payment required by Code Section 409A, if applicable). The Committee is expressly authorized to provide for dividend accumulation that results in deferred compensation covered by Code Section 409A, as well as dividend accumulation that does not result in deferred compensation covered by Code Section 409A.

ARTICLE VIII

Restricted Stock Units

8.1           Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Code Section 409A, as well as Restricted Stock Units that are not deferred compensation covered by Code Section 409A.

8.2           Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.

A participant holding Restricted Stock Units shall have no right to deemed dividends or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for deemed dividends or distributions with respect to Restricted Stock Units, provided that any such deemed dividends or distributions shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable and provided further that any such deemed dividends or distributions may be accumulated but not paid unless and until the Period of Restriction applicable to the Restricted Stock Units has ended and any applicable Performance Goals have been met (subject to any delay in payment required by Code Section 409A, if applicable). A Participant holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the Participant actually receives such Shares.

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8.3           Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding), an amount (the “RSU Value”) equal to the product of multiplying (a) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. The Committee may specify in a Restricted Stock Unit Agreement that the Shares which are delivered upon payment of the RSU Value or adjusted RSU Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement.

8.4           Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE IX

Stock Appreciation Rights

9.1           Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine.

9.2           SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, which terms and conditions shall be determined by the Committee, subject to the limitations set forth in this Section 9.2. The per Share exercise price of a SAR (the “SAR Exercise Price”) shall not be less than 100% of the Fair Market Value of a Share on the Award Date. If the exercisability of a SAR is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting.

9.3           Exercisability of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the limitations set forth in Section 9.2.

9.4           Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price. A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form (which may be electronic) prescribed by the Committee (or its delegee).

9.5           Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for required tax withholding), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

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Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the SAR Agreement.

9.6           Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE X

Performance Units

10.1         Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Units that are deferred compensation covered by Code Section 409A, as well as Performance Units that are not deferred compensation covered by Code Section 409A.

10.2         Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal(s) in its discretion for each Participant who is granted a Performance Unit.

A Participant holding Performance Units shall have no right to dividend equivalents with respect to such Performance Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents with respect to Performance Units, provided that any such dividend equivalents shall be subject to the same restrictions, vesting and payment as the Performance Units to which they are attributable and provided further that any such dividend equivalents may be accumulated but not paid unless and until the applicable Performance Goals have been met (subject to any delay in payment required by Code Section 409A, if applicable). A Participant holding Performance Units shall have no right to vote the Shares represented by such Performance Units unless and until the Participant actually receives such Shares.

10.3         Settlement of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goal(s) and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.

10.4         Nontransferability of Performance Units. No Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 17.11. All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

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ARTICLE XI

Performance Cash Awards

A Performance Cash Award may be granted upon the attainment during a Performance Period of one or more Performance Goals. Subject to the terms and conditions of the Plan, Performance Cash Awards may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The terms and conditions of any Performance Cash Award, including the Performance Goal(s) and Performance Period, shall be determined by the Committee in its discretion and shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Code Section 409A, as well as Performance Cash Awards that are not deferred compensation covered by Code Section 409A.

ARTICLE XII

Termination of Employment or Service

12.1         Termination Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company or one of its Subsidiaries due to retirement (as defined in such applicable rules or policy of the Company in effect at the time), then, provided no Cause exists to terminate such Participant’s employment or service, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the unvested portion of each Award held by the Participant that is subject to achievement or satisfaction of any Performance Goal(s) during any Performance Period shall be automatically forfeited to the Company.

12.2         Termination Due to Death or Disability. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated because of death or Disability, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the unvested portion of each Award held by the Participant that is subject to achievement or satisfaction of any Performance Goal(s) during any Performance Period shall be automatically forfeited to the Company.

12.3        Involuntary Termination or Termination for Good Reason. Unless otherwise provided in the Agreement, upon an involuntary separation from employment or service of a Participant (excluding a termination for Cause but including a voluntary resignation for Good Reason) not occurring in connection with a Change of Control, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all of the unvested portion of each Award held by the Participant and provide for such vesting as its deems appropriate.

12.4         Termination for Cause. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated for Cause, the unvested portion and the vested portion not yet paid or exercised of each Award held by the Participant shall be automatically forfeited to the Company and no further exercise of an Option or a SAR shall be allowed.

12.5         Termination for Other Reasons. Unless otherwise provided in the Agreement, upon a voluntary or involuntary separation from employment or service of a Participant where none of Sections 12.1, 12.2, 12.3, or 12.4 applies, the unvested portion of each Award held by the Participant shall be automatically forfeited to the Company, the vested portion not yet exercised of each Option or SAR held by the Participant shall be automatically forfeited to the Company and no further exercise of an Option or a SAR shall be allowed.

Article XIII

Change in Capital Structure

13.1         Effect of Change in Capital Structure. In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the Option Price of Options and/or SAR Exercise Price of SARs, the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made, and other relevant provisions shall be proportionately, equitably and appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Code Section 409A, the adjustment shall also be effected so as to comply with Code Section 424(a) and not to constitute a modification within the meaning of Code Section 424(h) or Code Section 409A, as applicable.

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13.2         Authority. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13.3         Manner of Adjustment. Adjustments made by the Committee pursuant to this Article XIII to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.

ARTICLE XIV

Change of Control

14.1         Effect of Change of Control. In the event of a Change of Control of the Company, the Committee, as constituted before such Change of Control, in its sole discretion and without the consent of the Participant, may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the purchase, settlement or cancellation of any such Award by the Company, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control and to retain the economic value of the Award; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. Where an Award is subject to or falls under an exemption from Code Section 409A, this Article XIV will be applied in a manner so as to comply with Code Section 409A or to maintain the exemption from Code Section 409A, as applicable.

14.2         Acceleration Principles in the Event of a Change of Control. The Committee may provide in each applicable Award Agreement or any subplan governing an Award for acceleration of the vesting, delivery and exercisability of, and the lapse of vesting restrictions with respect to, an Award, and for the replacement of a stock-settled Award with a cash-settled Award, in connection with a Change of Control.

(a)          Awards Subject to Time-Based Vesting. In the event of a Change of Control, any Award for which exercise or vesting is subject solely to time-based conditions shall become fully vested without regard to any other terms of the Award but only if either (1) the successor company does not assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms or (2) the successor company does assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms and the Participant is terminated without cause on or within twenty-four (24) months following the Change of Control.

(b)          Awards Subject to Performance-Based Vesting. In the event of a Change of Control prior to the end of any Performance Period, the unvested portion of any Award held by a Participant that is subject to achievement or satisfaction of any Performance Goal(s) during such Performance Period shall be forfeited to the Company.

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ARTICLE XV

Amendment, Modification, and Substitution of Awards

15.1         Amendment, Modification and Substitution. Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after October 25, 2027, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, but subject to Article XIV, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Code Section 409A, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Code Section 409A, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of Rule 16b-3 in a manner that causes any exemption pursuant to Rule 16b-3 to become no longer available.

15.2         Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Article XIII or Article XIV.

ARTICLE XVI

Termination, Amendment and Modification of the Plan

16.1         Termination, Amendment and Modification. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

16.2         Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Article XIII or Article XIV shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVII

General

17.1         Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, Participants may elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.

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17.2         Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.

17.3         Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee, Non-Employee Director, Consultant or Advisor any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee, Non-Employee Director, Consultant or Advisor, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee, Non-Employee Director, Consultant or Advisor. Participation in the Plan shall not give any Key Employee, Non-Employee Director, Consultant or Advisor any right to be engaged or retained in the service of the Company or any of its Subsidiaries. No Key Employee, Non-Employee Director, Consultant or Advisor shall have rights as a shareholder of the Company prior to the date Shares are issued to him pursuant to the Plan.

17.4         Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.5         Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

17.6         Securities Law Restrictions.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof.  All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any national securities exchange or system on which the Stock is then listed or reported, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book-entry or electronic form. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

17.7         Governing Law. The Plan, and all Agreements hereunder, shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Code Section 422. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

17.8         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.9         Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

17.10         Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any national securities exchange or system on which the Stock is then listed or reported. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form. If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5.

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17.11         Beneficiary Designations. A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

17.12         Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e-mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.

17.13         Clawback. All Awards granted under the Plan (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards). In addition, and to the extent permitted by law, the Committee may provide in the Agreement for a Participant to repay to the Company the cash value of any Shares acquired in connection with the payment, vesting or exercise of an Award under the Plan if such payment, vesting or exercise occurred within 6 months prior to the termination of the Participant’s employment for any reason other than death, Disability or retirement (as defined in such applicable rules or policy of the Company in effect at the time).

17.14         Banking Regulatory Provision. All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.

ARTICLE XVIII

Omnibus Code Section 409A Provision

18.1         Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Participant from being subject to any tax or penalty under Code Section 409A.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Code Section 409A or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.

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18.2         409A Awards. The Committee may grant an Award under the Plan that is subject to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”).  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.

18.3         Time of Payment. The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, Disability, a Change of Control or an unforeseeable emergency within the meaning of Code Section 409A.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A.  For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.

18.4         Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.

18.5         Distribution Requirements. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A.

18.6         Scope and Application of this Provision. For purposes of this Article XVIII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

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IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. 1. To elect four (4) Class I directors, one (1) Class II director and four (4) Class III directors, as instructed below. For Withhold For Withhold For Withhold + 01 - Michael G. Anzilotti 02 - Gary D. LeClair 03 - Janet A. Neuharth (Class I) (Class I) (Class I) 04 - Gary R. Shook 05 - Childs F. Burden 06 - John W. Edgemond, IV (Class I) (Class II) (Class III) 07 - Martin S. Friedman 08 - John C. Lee, IV 09 - Mary Leigh McDaniel (Class III) (Class III) (Class III) For Against Abstain For Against Abstain 2. To approve the Access National Corporation 2017 Equity 3. To approve in an advisory vote the compensation of the Compensation Plan. Corporation’s named executive officers as described in the Proxy Statement. 4. To ratify the selection of BDO USA, LLP to serve as 5. To transact such other business as may properly come before the Annual Meeting or any independent public accountants for the fiscal year ending adjournment thereof. December 31, 2017. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X + 02NVQB

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 26, 2017 THE PROXY STATEMENT AND THE 2016 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT: www.edocumentview.com/ANCX PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — ACCESS NATIONAL CORPORATION 2017 ANNUAL MEETING ON OCTOBER 26, 2017 OR ANY ADJOURNMENT THEREOF This Revocable Proxy is solicited on behalf of the Board of Directors. The undersigned shareholder of Access National Corporation (the Corporation) hereby appoints John W. Edgemond, IV and Michael G. Anzilotti, jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Corporation standing in the name of the undersigned as of the close of business on August 31, 2017, at the Annual Meeting of Shareholders to be held Thursday, October 26, 2017 at 4:00 p.m. at the Corporation’s office located at 1800 Robert Fulton Drive, Reston, Virginia, or any adjournment thereof, on each of the matters listed on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted by the proxy agents in accordance with their best judgment. The undersigned acknowledges receipt from the Corporation prior to the execution of this Revocable Proxy of a Notice of Meeting and of a Proxy Statement dated September 7, 2017. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.